UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2010

MUST HAVES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-52810	05-0597678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1507 Presidential Way, North Miami Beach, Florida	33179
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 469-4178

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets

On December 10, 2009, Must Haves, Inc. (“Registrant”), iTrackr Acquisition, Inc. (“Merger Sub”) and iTrackr, Inc., a Florida corporation (“iTrackr”), entered into an Agreement and Plan of Merger (the “Agreement”), which closed January 12, 2010. On the Closing Date, iTrackr was merged with and into Merger Sub, which is the surviving corporation and became a wholly-owned subsidiary of the Registrant. The parties have taken all actions necessary to ensure that the Merger is treated as a tax-free exchange under the Internal Revenue Code of 1986, as amended.

At the closing of the Merger, subject to and pursuant to the terms and conditions of the Agreement, each outstanding share of Purchaser common stock is converted into one share of common stock of the Registrant. Upon consummation of the Merger, the shareholders of the Purchaser received an aggregate of 17,875,695 shares of Registrant common stock and thus owned 93.5% of the Registrant’s common stock. The Registrant also assumed 6,555,000 options and warrants of iTrackr, which are exercisable at prices from $0.01 to $0.40.

The Merger Agreement contained customary representations and warranties. The issuance of shares of common stock to holders of iTrackr’s common stock in connection with the Merger will not be registered under the Securities Act of 1933 (the “Securities Act”), in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering, and Regulation D promulgated by the SEC under that section. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement.

In addition, pursuant to the Plan of Merger Agreement, Stella Gostfrand will submit her resignation as an officer and director of the Company, and Michael Uhl, Dave Baesler and John Rizzo will be appointed to serve as members of the board of directors of the Company, all of which will be effective following the expiration of the ten day period following the mailing of the information statement required by Rule 14f-1 under the Exchange Act. Upon the consummation of the Reverse Merger, Ramesh Anandwill be appointed to serve as Chief Executive Officer and Chief Financial Officer of the Company.

The above description of the Agreement and Plan of Merger is intended as a summary only and which is qualified in its entirety by the terms and conditions set forth therein, a copy of such Agreement is filed as an exhibit to the Current Report on Form 8-K dated December 16, 2009. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Parent or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure schedule that the parties have exchanged. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of such agreement or a prior, specified date, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters, and (iii) they may be modified in important part by the underlying disclosure schedule. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Caution Regarding Forward-Looking Statements

This current report on Form 8-K (the “Current Report”) of Must Haves, Inc. and its subsidiaries contains forward-looking statements. All statements in this Current Report on Form 8-K, including those made by the management of the Company, other than statements of historical fact, are forward-looking statements. Examples of forward-looking statements include statements regarding the Company’s future financial results, operating results, business strategies, projected costs, products, competitive positions, management’s plans and objectives for future operations, and industry trends. These forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof and include the assumptions that underlie such statements. Forward-looking statements may contain words such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” and “continue,” the negative of these terms, or other comparable terminology. Any expectations based on these forward-looking statements are subject to risks and uncertainties and other important factors, including those discussed in this report, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Such risks and uncertainty include, without limitation, our ability to raise additional capital to finance our activities; the effectiveness, profitability and marketability of our products; the future trading of our common stock; our ability to operate as a public company; our ability to protect our product information; general economic and business decisions; the volatility or operating results and financial condition; our ability to attract or retain qualified senior management personnel. These and many other factors could affect the Company’s future financial condition and operating results and could cause actual results to differ materially from expectations based on forward-looking statements made in this document or elsewhere by the Company or on its behalf. The Company undertakes no obligation to revise or update any forward-looking statements. The following information should be read in conjunction with the financial statements included in this Current Report on Form 8-K.

BUSINESS

Except as otherwise indicated by the context, references to “we”, “us” or “our” hereinafter in this Form 8-K are to the consolidated business of iTrackr, except that references to “our common stock”, “our shares of common stock” or “our capital stock” or similar terms shall refer to the common stock of the Registrant.

Overview

iTrackr was formed in May 2006 to develop, market and commercialize a product and inventory search application through a social networking site designed to leverage the best of Internet and Mobile technologies. We have taken the best of several burgeoning markets, including eCommerce, social networking and mobile content, and developed what we believe is a powerful platform that drives value to consumers, retailers and advertising and marketing firms.

iTrackr intends to introduce Internet and Mobile social merchandizing technology platforms. Social merchandizing applies the variety of traditional marketing practices to promote products and services to a community of individuals via social networking technologies. iTrackr is similar to MySpace and Facebook; however, our members’ interests are not in diary or event blogging, but in the timely location of products and services which can be acquired and consumed on a local level.

iTrackr enables consumers to search and track merchandise, letting the consumer know which retail locations in a local zip code are stocking the queried merchandise, as well as the comparative prices. In addition, if the item is not in stock, the consumer can request that iTrackr notify them via mobile text message or email when the item is delivered to a local retailer and where that retailer is located.

In 2009, iTrackr purchased online customers support software technology from Chatstat for approximately $95,000. iTrackr has launched its customer support chat software which facilitates real-time customer support and expert advice, and paid transactions.

Products and Services

The iTrackr community brand has created one of the first mobile shopping communities which is fully integrated with the online and mobile world. Our community bridges cyberspace and the mobile space with the real world for the benefit of our users, retailers and merchants. iTrackr is recognized nationally for locating hard to find products and major media organizations such as U.S. News and World Report, The Wall Street Journal and CNET have consulted with us for reference retail statistics.

Our current product line consists of our online Chat customer support application, “TrackiT!”, “PriceiT!”, Groups, Calendar and status update messaging for mobile and Internet.

Customer Support and Chat Software

Bridging the gap between visitor traffic and successful business outcomes, our business solutions deliver measurable return on investment by enabling clients to:

•	increase conversion rates and reduce abandonment by selectively engaging website visitors;

•	accelerate the sales cycle, drive repeat business and increase average order values;

•	increase customer satisfaction, retention and loyalty while reducing customer service costs;

•	harness the knowledge of subject-matter experts by allowing consumers to engage with major online brands;

•	refine and improve performance by understanding which initiatives deliver the highest rate of return; and

•	lower operating costs in the call center by deflecting costly phone and email interactions.

TrackiT, PriceiT and iTrackr Community Applications

These products are based on a “pull/push” model where the consumers tell us what products they are interested in via the Retail “TrackiT!” button and iTrackr pulls the information from the retailers’ inventory and pushes it to the consumer. The consumer establishes their messaging preferences of site only, mobile text messaging and/or email. The main product is the “TrackiT!” function which allows consumers to search local stores’ inventory for products like the Wii Console, Guitar Hero video game as well as a host of other products.

Our products are focused on creating value by and to the consumer, the retailer and the marketing firm. The success of our business is predicated on our ability to effectively achieve and maximize value on each of these fronts.

Our business and technology was created first and foremost with the individual consumer, and the consumer’s “interests” in mind. More than ever, consumers are challenged with issues of time and convenience in fulfilling their purchases. This factor has been one of the primary catalysts for the growth of online shopping which addresses both of these constraints directly. But the fact is, that online commerce remains less than 10% of total retail, and is forecast to only reach about 13.4% of total retail by 2011. Tracking and utilizing the expressed interests of our users allows us to maintain our relevance to the consumer and to provide information that keeps them engaged with our Community.

It is clear that the vast majority of consumers are committed to fulfilling their shopping purchases at brick-and-mortar locations. This creates another significant inconvenience, or “pain”, for the consumer – namely, the need to find the product they are looking for in stock and in their area now. We believe that the best solution, or resolution, for the consumer’s need is to help them mitigate and eliminate altogether the hassle of locating stores that have the products they want in stock and to provide them with an opportunity to secure that in-stock product with an immediate purchase. We leverage the power and ubiquitous nature of the Internet and mobile marketplace to provide this intelligence to the consumer in an on-demand, real-time capability. After all, while less than 10% of consumers will execute a purchase online, almost 90% of them are researching online. We simplify the process in a turnkey fashion and with immediate resolution.

The value proposition that we offer to the retailer is equally compelling. We drive purchases to the retailer. Our presence and content will greatly influence where our users fulfill their transactions. Our powerful e-commerce driven, social networking platform cost-effectively pushes consumers that are ready to purchase to retail locations. Retailer’s can market incentives and promotions on a local and even store-by-store basis to our consumers. That is the essence of social merchandising. iTrackr can provide layers of intelligence to retailers that can be parsed all-the-way down to the zip-code layer. The implications to the retailer range well beyond target marketing and extend directly to inventory management, fulfillment and settlement in the consumer supply chain.

Substantiating “return-on-investment remains the biggest challenge for marketing firms catering to online advertisers. Much of the problem online advertisers face is related to the measurement tools currently available and the data which is ultimately produced from those tools. Additionally, it is also difficult to determine the quality of placement and the impact of advertising amongst the online audience at a particular destination. The vast majority of advertising dollars being spent is concentrated on a surprisingly few online destinations.

The primary advantage that we offer marketing firms is the assurance that the ads and promotional campaigns launched within the iTrackr Community are both highly targeted and are being sought by the confirmed consumers that are at our site first and foremost for retail interests. This is a significant advantage and a key differentiator from other platforms. We believe that marketing firms can more effectively demonstrate ROI to their clients on our platform, and we can provide them with the statistics to prove it.

Retail “PriceiT!” enhancement for adding the local pricing for the item.

Retailer based “TrackiT!” function demonstrating our fulfillment tracking capabilities while maintaining the Retailer’s Brand and corporate identity. We are working with our commercial partners to provide inventory and service tracking functions within the branded image of their existing online presence. This is the fundamental building block of social merchandising. From these services, our Retail partners will extend product and service fulfillment messaging with derivative sales offerings, associated mobile advertising and mobile couponing. iTrackr subscriber’s will benefit from brand affinity offerings through our Retailers’ partners.

Transaction Fulfillment

Consumers can complete the process of searching for products and services by securing them with a “BuyiT!” purchase when they locate what they want. Goods and services can be secured when they become available, and the consumer will know that their products will be waiting for them when they go to pick them up.

Group Messaging

Consumers can communicate or forward received messages to any of their groups, regardless of which devices they are using, where each member receives messages according to their individual profiles and permissions that they have established. Retailers can leverage this group messaging functionality to push special offers and incentives to relevant groups, notifying them of brick-and-mortar locations where they can locate products and take advantage of special offers.

MyiTrackr Dashboard

When a community member signs in, their home page is also their personal dashboard. Whether from the web or from the mobile device, the MyiTrackr Personal Dashboard is the interface to the world of iTrackr services. From a user’s personal dashboard they can personalize and configure their view of the iTrackr community. From here they can set up their communications settings, their group affiliations and their personal preferences. Community members can research subscriber submitted opinions of products and services, or they may wish to submit reviews of their own. The MyiTrackr Personal Dashboard is the member’s one-stop for personalization of the iTrackr Community experience.

iTrackr Trackit Reports

iTrackr’s TrackiT Reports provide commercial subscribers with invaluable data provided by the iTrackr consumer. We have unique insight into the purchasing trends of groups of consumers by product. When a community member stops tracking a product, we glean specific information about the retail experience, and while we never release specific user information, we can aggregate very specific information about consumer behavior. As our membership grows many consumer trends can be noted and quantified. iTrackr TrackiT Reports are the only place where that data can be found.

Business Strategy

iTrackr Technologies has built a community-driven website at www.itrackr.com where consumers can create user-generated content focused on feedback and recommendations about popular products. What is truly unique about our website is that the users all have something in common; they are confirmed consumers. They have found www.itrackr.com because they are looking for one item or another in their local shopping area for immediate purchase. Since our initial launch, in December 2006, we increased our membership 170,000 subscribers solely through viral, word-of-mouth marketing.

In addition to our web presence we are working with retailers to extend iTrackr’s fulfillment tracking applications to their branded web sites. Our mobile suite of applications are also extensible with our commercial partners’ look and feel, giving them an iTrackr enabled mobile presence under their existing corporate brand. We will augment our offering with transaction settlement capabilities to compliment our existing capabilities and provide our partners with a complete fulfillment solution.

Our initial objective is to reach critical mass as quickly as possible in order to establish the iTrackr Community as viable and attractive to marketing firms and online and mobile advertisers. We will achieve critical mass when revenue from our Community presence approaches our current cost of operations. We intend to leverage our suite of applications over wired and mobile devices in order to achieve the broadest possible uptake and the greatest potential market penetration.

We have employed a “freemium” model to maximize consumer uptake for our social shopping tools. In other words, we offer product tracking and notification, as well as the consumer social network capabilities to our users and members without a charge. We believe this will provide us with the most efficient path to establishing critical mass and validation of our offering.

We believe that our user base will be driven by the content that we propagate to our iTrackr database, the number of consumers that will employ mobile data applications, and more generally mirror the broader online consumer demographic. Our strategy is to populate our database initially with the most sought after, or the “hottest” consumer products, demand for which is generated by the community members themselves. This category of products is, by nature, more difficult to locate in-store due to the fact that demand is higher. These will be the products which will highlight the value of our offering to the consumer, and create the largest viral “buzz” amongst all consumers. Around the holidays, these hot items are typically new releases of consumer electronics, games and communications devices, but can be any consumer good or service for which supply is constrained regionally or nationally.

Over time, other factors will contribute to the products available for tracking on our network, including consumer user-generation of product tracking requests as well as our development of partnerships and affiliation with retail and marketing firms.

With more than a quarter of online consumers submitting a rating or review of a product or service contributing to a discussion board, an increasing number of brands are beginning to use user generated content to engage with customers, while social networking sites that employ UCGP are demonstrating growth in site traffic and membership numbers.

We have developed the iTrackr platform to scale on a distributed basis, where consumers have the capability to add products for tracking, as well as for reviews and commentary to propagate within our community. We are seeking to maximize the relevance of the tracking services, while increasing the likelihood of longer and more frequent site visits. This increases the attractiveness of our site as a merchandising destination for online advertisers and marketing firms.

Our plan for 2010 is to grow by promoting our mobile networking tools and retail search capabilities to community and affinity groups that will benefit the most from mobile social networking. These groups include retailers, students, affinity groups and mobile device manufacturers. By soliciting participation from retail sponsors, we will provide free services to our target communities.

Viral Promotion Strategy

iTrackr has been lauded on websites and in the media with no direct marketing expenditures or outlays on our behalf. For example, U.S. News & World Report mentioned the iTrackr service on December 6, 2007, within the context of “Tracking the Elusive Wii”. Almost immediately after we made our application available on the world wide web, mention of our service and positive reviews appeared on Google searches for the term iTrackr. We will continue to promote our community virally, and will expand our blog presence for the foreseeable future.

Consumer Reach Strategy

Today most consumers utilizing iTrackr do so for products that can be found and purchased at their local store. Our new product offerings will allow consumers to form private communities and to exchange group messages or discuss things within groups of their making. By offering these features, we extend the consumers ability to seek fulfillment for services as well as goods. These services include event ticketing such as movie tickets, concerts or sporting events, and they will also include packages combining events with merchandise and entertainment. iTrackr’s messaging and community products will offer consumer’s the ability to organize the events in a one step process including the purchase of the service via the Internet. This can occur from any Internet or mobile device.

Retailer Promotion Strategy

We intend to solicit commercial participation from big box consumer electronics and pharmaceutical retailers, but our service is not limited to any particular set of retail categories. Consider the following examples:

Pharmaceutical Retailer: we provide the retailer with the ability to notify customers via text message or email that their prescription has been filled and is available for pickup. With these highly-qualified messages, we can extend the retailers the ability to offer special coupons or exclusive promotional opportunities. By combining our service with an exclusive marketing opportunity, we will drive derivative sales from the subsequent store visit by the consumer.

Electronic Retailer: our utilities give retailers the ability to notify their customers that a product at a particular location has become available, and iTrackr will facilitate the transaction. In addition, the retailer can drive additional sales by offering additional incentives or bundles when the customer visits the store to purchase the originally tracked item. We have identified several major retailers with whom we have engaged or intend to engage. These include Best Buy, Target, Radio Shack, Circuit City and Costco. Additionally, other retail areas will be pursued as commercial adoption grows. These secondary retailers include book stores such as Barnes & Noble and manufacturing retailers such as Apple.

Mobile Supply Chain Distribution

Making iTrackr an integral part of the mobile technology supply chain is one of our ultimate, long-term goals. Strategically placing the iTrackr Community button on mobile devices gives us one of the strongest opportunities to extend our community brand. Placement on the deck of PDA’s and cell phones will give us a true advantage in the marketplace. Developing relationships with manufacturers and service providers will allow us to pursue this goal, and having service providers as commercial partners will only further strengthen our offerings to potential subscribers. Even one partner in this arena greatly expands our reach and brand presence to a broad consumer group. Those consumers will drive new communities to the iTrackr offering and further expand mobile social networking in today’s wireless world.

Our Industry

Chat and Online Customer Support

Despite the current state of the U.S. economy, online sales are still strong. In a February 2009 forecast, Forrester Research, Inc. projected that online sales will increase by 11% in 2009, reaching $156 billion by year’s end, and that affluent shoppers (defined as consumers with household incomes of at least $75,000 per year), who account for more than half of online retail spending, will continue to shift a significant portion of their purchases to the Web channel.

We believe that the online channel presents expansion opportunities for many industries, and that the increased e-commerce revenue that results from this expansion may outweigh the decrease that stems from consumers who will curtail their overall spending in 2009. To survive in this competitive environment, e-businesses must differentiate their service, quality and overall experience to gain customer loyalty.

Forrester also forecasts online banking adoption will continue its upward trajectory. According to Forrester’s figures, by 2011 the number of U.S. consumers who bank online will grow by 55%, representing 76% of online households.

Online advertising continues to grow, with search engine-based marketing leading the way. We believe the shift from television, print, radio and other traditional media may accelerate in a recessionary environment largely because Web-based media is more measurable, interactive, targeted and relevant. eMarketer, in an article published in December 2008, predicts that search engine-based marketing will grow 15% to $12 billion in 2009, while overall online advertising will grow 9% to $26 billion. This compares to the total U.S. advertising market for 2009, which Barclays Capital Media predicts will decline by 10% to $251 billion.

The unrivaled convenience, accessibility and selection of the Web have established the channel as a mass consumer medium. Because the Internet is a ubiquitous influence in our day-to-day lives, consumer expectations and demands continue to rise.

By supplying online engagement tools that facilitate real-time assistance and personalized advice, iTrackr enables businesses and individual service providers to connect with their target audience, as well as provide personalized customer assistance to high-value customers. Creating more relevant, compelling and personalized online experiences, our platform helps e-business organizations meet the needs of demanding consumers while reinforcing their brand promise.

Social Networking

Social technologies continue to grow substantially in 2009. Forrester Research reports that now more than four in five US online adults use social media at least once a month, and half participate in social networks like Facebook, which estimates to have 300 million active users, of whom half log in on any given day, and of which more than 65 million users access through mobile devices.

By the year 2013, 43% of global mobile internet users (607.5 million people worldwide) will be accessing social networks from their mobile devices, according to eMarketer, which characterizes mobile and social as still-emerging channels that are each helping drive the adoption of the other. In the US, mobile social networkers will total 56.2 million by 2013, and will account for nearly half (45%) of the mobile internet user population.

Social networking has dramatically reshaped the Internet landscape and is now generating more than $1 billion annually. Industry giants such as Microsoft and Google continue to court these social networking sites with the intention toward establishing the mechanism for monetizing advertising content.

Mobile data services (e.g. text messaging, ringtones, wallpaper) have become a hundred billion dollar business worldwide. ABI Research estimates that between 2008 and 2014, the total market for mobile messaging will grow at a CAGR of nearly 8 percent, increasing from $132 billion in 2008 to $208 billion by 2014.

According to a recent CTIA survey, text messaging continues to be enormously popular, with more than one trillion text messages carried on carriers’ networks in 2008—breaking down to more than 3.5 billion messages per day. That’s almost triple the number from 2007, when 363 billion text messages were transmitted. Wireless subscribers are also sending more pictures and other multi-media messages with their mobile devices, with 15 billion MMS messages reported for 2008, up from 6 billion the year before.

Government Regulation

There are an increasing number of laws and regulations pertaining to the Internet and e-commerce over the Internet. Other laws or regulations may be adopted with respect to online content regulation, user privacy, pricing, restrictions on email solicitations, taxation and quality of products and services. Any new legislation or regulation, or the application or interpretation of existing laws, may decrease the growth in the use of the Internet, which could in turn decrease the demand for our service, increase our cost of doing business or otherwise have a material adverse effect on our prospects and revenues.

Competition

Chat and Online Customer Support

The markets for online engagement technology and online consumer services are intensely competitive and characterized by aggressive marketing, evolving industry standards, rapid technology developments, and frequent new product introductions.

Our business solutions compete directly with companies focused on technology that facilitate real-time sales, email management, searchable knowledgebase applications and customer service interaction. These markets remain fairly saturated with small companies that compete on price and features. iTrackr faces competition from online interaction solution providers, including software-as-a-service (SaaS) providers such as LivePerson, Art Technology Group, Instant Service, RightNow Technologies and TouchCommerce. We face potential competition from Web analytics and online marketing service providers, such as Omniture. The most significant barriers to entry in this market are knowledge of:

•	online consumer purchasing habits;

•	methodologies to correctly engage customers;

•	metrics proving return on investment; and

•	technology innovation opportunities.

iTrackr also faces potential competition from larger enterprise software companies such as Oracle and SAP. In addition, established technology and/or consumer-oriented companies such as Microsoft, Yahoo and Google may leverage their existing relationships and capabilities to offer online engagement solutions that facilitate real-time assistance and live advice.

Finally, iTrackr competes with in-house online engagement solutions, as well as, to a lesser extent, traditional offline customer service solutions, such as telephone call centers.

iTrackr believes that competition will increase as our current competitors increase the sophistication of their offerings and as new participants enter the market. Compared to iTrackr, some of our larger current and potential competitors have:

•	stronger brand recognition;

•	a wider range of products and services; and

•	greater financial, marketing and research and development resources.

Additionally, some competitors may enter into strategic or commercial relationships with larger, more established and better-financed companies, enabling them to:

•	undertake more extensive marketing campaigns;

•	adopt more aggressive pricing policies; and

•	make more attractive offers to businesses to induce them to use their products or services.

Social Networking and Online Retail Search

While our business concept is unique, our revenue streams come from intensely competitive markets. Our users can find, buy, sell and pay for similar items and services through a variety of competing channels. These include, but are not limited to, online and offline retailers, distributors, liquidators, import and export companies, catalog and mail-order companies, classifieds, directories, search engines, products of search engines, virtually all online and offline commerce participants (consumer-to-consumer, business-to-consumer and business-to-business), online and offline shopping channels and networks. As our product offerings continue to broaden into new categories of items and new commerce formats, we expect our competition to continue to broaden to include other online and offline channels for those new offerings.

Whether it is driving product sales to traditional businesses or providing targeted marketing opportunities for derivative sales to a retailer’s consumer, iTrackr is in the business of social merchandizing. Other social networking ventures, such as MySpace and Facebook have seen tremendous growth over the last four years in terms of the user community. Facebook has garnered 200 million users worldwide and My Space reportedly has more than 100 million users. These numbers are impressive for building social networking destinations, but the business behind these offerings still relies on revenue primarily derived from online advertising. Facebook has reported to investors that it could generate revenues as high as $500 million in 2009, after generating between $280 and $300 million in 2008. iTrackr competes with these, and other larger and more established social networking sites for users, but we believe we are well positioned to excel at per subscriber revenue generation given our multi-channel approach to revenue generation. The major difference between iTrackr and sites like Facebook or MySpace is that they offer blogs and pictures, and we focus on consumers and merchandising.

Other competitors include social shopping sites. Hearst Corporation acquired Kaboodle for an estimated $40 million. Kaboodle is one of the new social shopping sites started in the last few years. They had managed to grow their site to 2.2 million unique visitors by June 2007, prior to being purchased. Several social shopping sites focus on a specific community segment. Stylehive is vying to become a destination for women’s fashion. Crowdstorm is focusing exclusively on online shopping. All of these sites are looking to establish a niche community with retail extensions. Very few offerings have direct queries of existing retailers, and none have in-stock checking or sell through capabilities with existing retailers. iTrackr does complete point-of-sale transactions, and provides sell through capabilities to our commercial partners.

A key differentiator of our offering is our focus on mobile social networking and merchandizing. Most mobile offerings only tie into existing sites like MySpace. An example of this is the mobile offering from Earthlink and SK Telecom called Helio. This is a premium service requiring a specific device and running as much as $135 per month. While Helio is going after the premium content consumer, the remainder of the mobile marketplace is unserved. iTrackr will change that with our mobile community. A wide variety of mobile devices work with our community utilities, and the service does not come with a premium price tag.

We are a commerce facilitator. With other eCommerce sites, when you buy a product, you have to wait for fulfillment which often takes weeks. Our service is designed for consumers that want products today. Our consumers want to know where they can find a product, if it is available and what is the best price for the product. This is our service offering, and this is what both differentiates us from eCommerce stores and what enables us to serve as a partner to brick and mortar retailers.

Another key differentiator of our service from others, is that we proactively notify consumers when products or services that they are looking for become available and from where. We are not a retailer, so we do not compete directly with other retailers. Rather, we support them. iTrackr identifies groups of people who are looking for a product or service, and we provide opportunities for our commercial partners to fulfill their need. We identify further opportunities for retailers to take advantage of derivative sales opportunities when the right mix of consumer interest, product availability and pending purchase come together.

Research and Development Activities

We are a technology company, and approximately 45% of our costs are related to research and development. We anticipate that research and development costs will continue to be a material component of our overall business expenditures for the foreseeable future.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Employees

Other than our executive officers and directors, we have 3 fulltime employees.

RISK FACTORS

The following are some of the important factors that could affect our financial performance or could cause actual results to differ materially from estimates contained in our forward-looking statements. We may encounter risks in addition to those described below. Additional risks and uncertainties not currently known to us, or that we currently deem to be immaterial, may also impair or adversely affect our business, financial condition or results of operation.

We have an operating deficit, have incurred losses since inception and will need additional financing.

To date, our operations have not been profitable. We have not earned any significant revenues to date and there is no assurance that we will be able to do so in the near future. In addition there is no assurance that our ongoing expenditures will exceed our estimates over the next twelve months. We may never be able to achieve profitability.

In addition, we do not currently have the financial resources to complete our plan of operation over the next twelve months. Accordingly, we will need to obtain additional financing in order to meet our financial obligations over the next twelve months. However, there is no assurance that we will be able to obtain additional financing or if so, on what terms. If further financing is not available or obtainable, our ability to meet our financial obligations and pursue our plan of operations will be substantially limited.

We have limited operating history and as a result there are risks of a new business venture.

iTrackr, Inc. was formed in May 2006 and, as such, it has a very short operating history upon which future performance may be assessed.

Shareholders should be aware of the difficulties normally encountered by a new enterprise and the high rate of failure of such enterprises. The potential for future success must be considered in light of the problems, expenses, difficulties complications and delays encountered in connection with the development of a business in the area in which we intend to operate and in connection with the formation and commencement of operations of a new business in general. These include, but are not limited to, unanticipated problems relating to research and development programs, marketing, competition and additional costs and expenses that may exceed current estimates. There is no history upon which to base any assumption as to the likelihood that our business will prove to be successful, and there can be no assurance that we will generate any operating revenues or ever achieve profitable operations.

Our services are reliant on hiring and retaining qualified personnel. If we are unable to hire or retrain qualified personnel, our business may fail.

Our business is reliant on our ability to attract, train, retain and motivate qualified personnel. In the current marketplace, there is significant competition to retain qualified personnel. There is also a shortage of qualified personnel in this field and we compete with other companies the limited number of personnel. If we are unable to hire or retain qualified personnel, our business may fail.

If we are not competitive in the market for online sales, marketing and customer service solutions, or online consumer services our business could be harmed.

The market for online sales, marketing and customer service technology is intensely competitive and characterized by aggressive marketing, evolving industry standards, rapid technology developments and frequent new product introductions. Established or new entities may enter the market in the near future, including those that provide solutions for real-time interaction online, or online consumer services related to real-time advice.

We compete directly with companies focused on technology that facilitates real-time sales, conversion of online shoppers to buyers, email management, searchable knowledgebase applications, and customer service interaction. These markets remain fairly saturated with small companies that compete on price and features. We face significant competition from online interaction solution providers, including SaaS providers such as LivePerson, Art Technology Group, Instant Service, RightNow Technologies and TouchCommerce. We face potential competition from Web analytics and online marketing service providers, such as Omniture. The most significant barriers to entry in this market are knowledge of:

Online consumer purchasing habits;

Methodologies to efficiently engage customers and consumers;

Metrics proving return on investment; and

Technology innovation opportunities.

Furthermore, many of our competitors offer a broader range of customer relationship management products and services than we currently offer. We may be disadvantaged and our business may be harmed if companies doing business online choose real-time sales, marketing and customer service solutions from such providers.

We also face potential competition from larger enterprise software companies such as Oracle and SAP. In addition, established technology companies such as Microsoft, Yahoo and Google may leverage their existing relationships and capabilities to offer real-time sales, marketing and customer service applications or consumer services similar to our consumer offerings.

Finally, we compete with clients and potential clients that choose to provide a real-time sales, marketing and customer service solution in-house as well as, to a lesser extent, traditional offline customer service solutions, such as telephone call centers.

We believe that competition will increase as our current competitors increase the sophistication of their offerings and as new participants enter the market. As compared to our company, some of our larger current and potential competitors have:

•	greater brand recognition;

•	more diversified lines of products and services; and

•	significantly greater financial, marketing and research and development resources.

Additionally, some competitors may enter into strategic or commercial relationships with larger, more established and better-financed companies. These competitors may be able to:

•	undertake to make more extensive marketing campaigns;

•	adopt more aggressive pricing policies; and

•	make more attractive offers to businesses or individuals to induce them to use their products or services.

Any change in the general market acceptance of the real-time sales, marketing and customer service solution business model or in online, real-time consumer advice services may harm our competitive position. Such changes may allow our competitors additional time to improve their service or product offerings, and would also provide time for new competitors to develop real-time sales, marketing, customer service and Web analytics applications or competitive consumer service offerings and solicit prospective clients within our target markets. Increased competition could result in pricing pressures, reduced operating margins and loss of market share.

We are dependent on technology systems and third-party content that are beyond our control.

The success of our services depends in part on our clients’ online services as well as the Internet connections of visitors to websites, both of which are outside of our control. As a result, it may be difficult to identify the source of problems if they occur. In the past, we have experienced problems related to connectivity which have resulted in slower than normal response times to Internet user chat requests and messages and interruptions in service. Our services rely both on the Internet and on our connectivity vendors for data transmission. Therefore, even when connectivity problems are not caused by our services, our clients or Internet users may attribute the problem to us. This could diminish our brand and harm our business, divert the attention of our technical personnel from our product development efforts or cause significant client relations problems.

In addition, we rely in part on third-party service providers and other third parties for Internet connectivity and network infrastructure hosting, security and maintenance. These providers may experience problems that result in slower than normal response times and/or interruptions in service. If we are unable to continue utilizing the third-party services that support our Web hosting and infrastructure or if our services experience interruptions or delays due to third party providers, our business could be harmed.

Our business service also depends on third parties for hardware and software and our consumer services depend on third parties for content, which products and content could contain defects or inaccurate information. Problems arising from our use of such hardware or software or third party content could require us to incur significant costs or divert the attention of our technical or other personnel from our product development efforts or to manage issues related to content. To the extent any such problems require us to replace such hardware or software, we may not be able to do so on acceptable terms, if at all.

Our services are subject to payment-related risks.

For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs and lower our profit margins. We rely on third parties to provide payment processing services, including the processing of credit cards, debit cards and it could disrupt our business if these companies become unwilling or unable to provide these services to us. We are also subject to payment card association operating rules, certification requirements and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. If we fail to comply with these rules or requirements, we may be subject to fines and higher transaction fees and lose our ability to accept credit and debit card payments from our customers or facilitate other types of online payments, and our business and operating results could be adversely affected.

Through our consumer-facing platform, we facilitate online transactions between individual service providers who provide online advice and information to consumers. In connection with these services, we accept payments using a variety of methods, such as credit card, debit card and PayPal. These payments are subject to “chargebacks” when consumers dispute payments they have made to us. Chargebacks can occur whether or not services were properly provided. Susceptibility to chargebacks puts a portion of our revenue at risk. We take measures to manage our risk relative to chargebacks and to recoup properly charged fees, however, if we are unable to successfully manage this risk our business and operating results could be adversely affected. As we offer new payment options to our users, we may be subject to additional regulations, compliance requirements, and fraud.

We are also subject to a number of other laws and regulations relating to money laundering, international money transfers, privacy and information security and electronic fund transfers. If we were found to be in violation of applicable laws or regulations, we could be subject to civil and criminal penalties or forced to cease our payments services business.

We may be liable if third parties misappropriate personal information belonging to our clients’ Internet users.

We maintain dialogue transcripts of the text-based chats and email interactions between our clients and Internet users and store on our servers information supplied voluntarily by these Internet users in surveys. We provide this information to our clients to allow them to perform Internet user analyses and monitor the effectiveness of our services. Some of the information we collect may include personal information, such as contact and demographic information. If third parties were able to penetrate our network security or otherwise misappropriate personal information relating to our clients’ Internet users or the text of customer service inquiries, we could be subject to liability. We could be subject to negligence claims or claims for misuse of personal information. These claims could result in litigation, which could have a material adverse effect on our business, results of operations and financial condition. We may incur significant costs to protect against the threat of security breaches or to alleviate problems caused by such breaches.

The need to physically secure and securely transmit confidential information online has been a significant barrier to electronic commerce and online communications. Any well-publicized compromise of security could deter people from using online services such as the ones we offer, or from using them to conduct transactions, which involve transmitting confidential information. Because our success depends on the general acceptance of our services and electronic commerce, we may incur significant costs to protect against the threat of security breaches or to alleviate problems caused by these breaches.

Our products and services may infringe upon intellectual property rights of third parties and any infringement could require us to incur substantial costs and may distract our management.

We are subject to the risk of claims alleging infringement of third-party proprietary rights. Substantial litigation regarding intellectual property rights exists in the software industry. In the ordinary course of our business, our services may be increasingly subject to third-party infringement claims as the number of competitors in our industry segment grows and the functionality of services in different industry segments overlaps. Some of our competitors in the market for real-time sales, marketing and customer service solutions or other third parties may have filed or may intend to file patent applications covering aspects of their technology. Any claims alleging infringement of third-party intellectual property rights could require us to spend significant amounts in litigation (even if the claim is invalid), distract management from other tasks of operating our business, pay substantial damage awards, prevent us from selling our products, delay delivery of the iTrackr services, develop non-infringing software, technology, business processes, systems or other intellectual property (none of which might be successful), or limit our ability to use the intellectual property that is the subject of any of these claims, unless we enter into license agreements with the third parties (which may be costly, unavailable on commercially reasonable terms, or not available at all). Therefore, such claims could have a material adverse effect on our business, results of operations and financial condition.

Technological or other defects could disrupt or negatively impact our services, which could harm our business and reputation.

We face risks related to the technological capabilities of our services. We expect the number of interactions between our clients’ operators and Internet users over our system to increase significantly as we expand our client base. Our network hardware and software may not be able to accommodate this additional volume. Additionally, we must continually upgrade our software to improve the features and functionality of our services in order to be competitive in our markets. If future versions of our software contain undetected errors, our business could be harmed. If third-party content is flawed, our business could be harmed. As a result of major software upgrades at iTrackr, our client sites have, from time to time, experienced slower than normal response times and interruptions in service. If we experience system failures or degraded response times, our reputation and brand could be harmed. We may also experience technical problems in the process of installing and initiating the iTrackr services on new Web hosting services. These problems, if not remedied, could harm our business.

Our services also depend on complex software which may contain defects, particularly when we introduce new versions onto our servers. We may not discover software defects that affect our new or current services or enhancements until after they are deployed. It is possible that, despite testing by us, defects may occur in the software. These defects could result in:

•	damage to our reputation;

•	lost sales;

•	delays or loss of market acceptance of our products; and

•	unexpected expenses and diversion of resources to remedy errors.

Our promotion and marketing of our websites may not result in generation of significant revenue which may cause our business to fail.

We believe that successful marketing, development and promotion of our websites are crucial to our success in attracting business. If our marketing and promotion is not successful in developing strong public recognition of our websites, then we may not be able to earn significant revenues and our business may fail.

Unauthorized disclosure of sensitive or confidential client and customer data, whether through breach of our computer systems or otherwise, could expose us to protracted and costly litigation and cause us to lose clients which may result in our going out of business and for you to lose your investment.

We may be required to collect and store sensitive data in connection with our services, including names, addresses, social security numbers, credit card account numbers, checking and savings account numbers and payment history records, such as account closures and returned checks. If any person, including any of our employees, penetrates our network security or otherwise misappropriates sensitive data, we could be subject to liability for breaching contractual confidentiality provisions and/or privacy laws, which would devastate our business, and may result in the loss of your investment.

Competition in the social networking, online marketing and e-commerce industry is intense and our competitors have greater financial resources and development capabilities than we have, and we may not have the resources necessary to successfully compete with them.

Our business plan involves providing consumers with online real-time product and inventory information, retailers with access to targeted consumer demand for their products and marketing firms with targeted content for their campaigns. These business areas are highly competitive. There are numerous companies that compete in these markets, most of whom have greater financial resources and more expertise in this business than we do. Our ability to develop our business will depend on our ability to successfully market our services in this highly competitive environment. We cannot guarantee that we will be able to do so successfully.

Our services may become obsolete and unmarketable if we are unable to respond adequately to rapidly changing technology and customer demands.

Our services may quickly become obsolete and unmarketable. Our future success will depend on our ability to adapt to technological advances, anticipate customer demands, develop new products and enhance our current products on a timely and cost-effective basis. We may be unsuccessful in responding to technological developments and changing customer needs. In addition, our applications and services offerings may become obsolete due to the adoption of new technologies or standards.

We may experience technical or other difficulties that could delay or prevent the development, introduction or marketing of new products or enhanced versions of existing products. Also, we may not be able to adapt new or enhanced services to emerging industry standards, and our new products may not be favorably received by our target market.

The loss of our executive officers or directors, could adversely affect our business.

Our success depends largely upon the efforts, abilities, and decision-making of our executive officers and directors. The loss of any of these individual would have an adverse effect on our business prospects. We do not currently maintain “key-man” life insurance and there is no contract in place assuring the services our executive officers and directors for any length of time. In the event that we should lose our sole officer or directors and we are unable to find suitable replacements, we may not be able to develop our business.

One stockholder owns a majority of our common stock and may act, or prevent certain types of corporate actions, to the detriment of other stockholders.

John Rizzo owns 5,250,000 common shares and holds options to acquire 2,000,000 shares at an average exercise price of $0.325 per share until July 1, 2017, with $575,780 in debt owed to him by iTrackr, Inc. which has been assumed by the company pursuant to the terms and conditions of the Merger Agreement. Accordingly, Mr. Rizzo beneficially owns approximately 28.4% of our issued and outstanding common stock. Accordingly, Mr. Rizzo may exercise significant influence over all matters requiring stockholder approval, including the election of a majority of the directors and the determination of significant corporate actions. This concentration could also have the effect of delaying or preventing a change in control that could otherwise be beneficial to our stockholders.

If we issue additional shares of common stock in the future this may result in dilution to our existing stockholders.

On October 26, 2009, we simultaneously completed a 4-1 reverse split of our common stock and amended our articles of incorporation to authorize the issuance of 110,000,000 shares of stock consisting of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. Our board of directors has the authority to issue additional shares of common stock up to the authorized capital stated in the articles of incorporation. Our board of directors may choose to issue some or all of such shares to provide additional financing in the future. The issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. It will also cause a reduction in the proportionate ownership and voting power of all other stockholders.

There is currently no market for trading our common stock, and when such a market does develop, the trading price of our common stock may be volatile, with the result that an investor may not be able to sell any shares acquired at a price equal to or greater than the price paid by the investor.

Our common shares are currently not quoted for trading. We intend to file registration statement with the Securities and Exchange Commission and have our common shares quoted on the OTC Bulletin Board. Companies quoted on the OTC Bulletin Board have traditionally experienced extreme price and volume fluctuations. In addition, our stock price may be adversely affected by factors that are unrelated or disproportionate to our operating performance. Market fluctuations, as well as general economic, political and market conditions such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock. In addition, to date, there has been no trading volume for our shares on the OTC Bulletin Board. As a result of this potential volatility and potential lack of a trading market, an investor may not be able to sell any of our common stock that they acquire that a price equal or greater than the price paid by the investor.

We intend to have our shares traded on the OTCBB, which means that our stock will be a penny stock. Because our stock is anticipated to be a penny stock, stockholders will be more limited in their ability to sell their stock.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system.

Because our securities constitute “penny stocks” within the meaning of the rules, the rules apply to us and to our securities. The rules may further affect the ability of owners of shares to sell our securities in any market that might develop for them. As long as the trading price of our common stock is less than $5.00 per share, the common stock will be subject to rule 15g-9 under the Securities Exchange Act of 1934 (the “Exchange Act”). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that:

1.	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

2.	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of securities laws;

3.	contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;

4.	contains a toll-free telephone number for inquiries on disciplinary actions;

5.	defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

6.	contains such other information and is in such form, including language, type and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock.

Going Concern.

Primarily as a result of our recurring losses and our lack of liquidity in connection with our fiscal year ended December 31, 2008, we received a report from our independent auditors that includes an explanatory paragraph describing the substantial uncertainty as to our ability to continue as a going concern

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of the Company for the year ended December 31, 2008 and 2007 and the nine months ended September 30, 2009 should be read in conjunction with iTrackr’s consolidated financial statements, and the notes to those consolidated financial statements that are included elsewhere in this Prospectus. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Prospectus. We use words such as “anticipate,” “estimate,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expression to identify forward-looking statements.

Overview

See “Overview” above.

Impact of Inflation

General inflation in the economy has driven the operating expenses of many businesses higher, and, accordingly we have experienced increased salaries and higher prices for supplies, goods and services. We continuously seek methods of reducing costs and streamlining operations while maximizing efficiency through improved internal operating procedures and controls. While we are subject to inflation as described above, our management believes that inflation currently does not have a material effect on our operating results. However, inflation may become a factor in the future.

Critical Accounting Estimates

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires us to make judgments, assumptions and estimates that affect the amounts reported. Note A of Notes to Financial Statements describes the significant accounting policies used in the preparation of the financial statements. Certain of these significant accounting policies are considered to be critical accounting policies, as defined below.

A critical accounting policy is defined as one that is both material to the presentation of our financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on our financial condition and results of operations. Specifically, critical accounting estimates have the following attributes:

•	We are required to make assumptions about matters that are highly uncertain at the time of the estimate; and

•	Different estimates we could reasonably have used, or changes in the estimate that are reasonably likely to occur, would have a material effect on our financial condition or results of operations.

Estimates and assumptions about future events and their effects cannot be determined with certainty. We base our estimates on historical experience and on various other assumptions believed to be applicable and reasonable under the circumstances. These estimates may change as new events occur, as additional information is obtained and as our operating environment changes. These changes have historically been minor and have been included in the consolidated financial statements as soon as they became known. Based on a critical assessment of our accounting policies and the underlying judgments and uncertainties affecting the application of those policies, management believes that our financial statements are fairly stated in accordance with accounting principles generally accepted in the United States, and present a meaningful presentation of our financial condition and results of operations.

In preparing our financial statements to conform to accounting principles generally accepted in the United States, we make estimates and assumptions that affect the amounts reported in our financial statements and accompanying notes. These estimates include useful lives for fixed assets for depreciation calculations and assumptions for valuing options and warrants. Actual results could differ from these estimates.

Long-lived Assets

Long-lived assets, comprised of equipment, and identifiable intangible assets, are evaluated for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors that may cause an impairment review include significant changes in technology that make current computer-related assets that we use in our operations obsolete or less useful and significant changes in the way we use these assets in our operations. When evaluating long-lived assets for potential impairment, we first compare the carrying value of the asset to the asset’s estimated future cash flows (undiscounted and without interest charges). If the estimated future cash flows are less than the carrying value of the asset, we calculate an impairment loss. The impairment loss calculation compares the carrying value of the asset to the asset’s estimated fair value, which may be based on estimated future cash flows (discounted and with interest charges). We recognize an impairment loss if the amount of the asset’s carrying value exceeds the asset’s estimated fair value. If we recognize an impairment loss, the adjusted carrying amount of the asset becomes its new cost basis. The new cost basis will be depreciated (amortized) over the remaining useful life of that asset. Using the impairment evaluation methodology described herein, there have been no long-lived asset impairment charges for each of the last two years.

Our impairment loss calculations contain uncertainties because they require management to make assumptions and to apply judgment to estimate future cash flows and asset fair values, including forecasting useful lives of the assets and selecting the discount rate that reflects the risk inherent in future cash flows.

We have not made any material changes in our impairment loss assessment methodology during the past two fiscal years. We do not believe there is a reasonable likelihood that there will be a material change in the estimates or assumptions we use to calculate long-lived asset impairment losses. However, if actual results are not consistent with our estimates and assumptions used in estimating future cash flows and asset fair values, we may be exposed to losses that could be material.

Income Taxes

Provisions for income taxes are based on taxes payable or refundable for the current period and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled.

When accounting for Uncertainty in Income Taxes, first, the tax position is evaluated to determine the likelihood that it will be sustained upon external examination. If the tax position is deemed “more-likely-than-not” to be sustained, the tax position is then assessed to determine the amount of benefit to recognize in the financial statements. The amount of the benefit that may be recognized is the largest amount that has a greater than 50 percent likelihood of being realized upon ultimate settlement. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company underwent a change of control for income tax purposes on October 8, 2003 according to Section 381 of the Internal Revenue Code. The Company’s utilization of U.S. Federal net operating losses will be limited in accordance to Section 381 rules. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

RESULTS OF OPERATIONS

The following table sets forth our statements of operations data for the three and nine months ended September 30, 2009 and 2008:

Statement of Operations Data

	Three Months Ended September 30,		Nine Months Ended September 30,		May 10, 2006 (Inception) to September 30, 2009
	2009	2008	2009	2008
Revenue	$307	$3,127	$1,667	$3,127	$23,504

Operating Expenses	156,988	276,146	450,779	1,002,817	2,941,106

Loss from operations	(156,681)	(273,019)	(449,112)	(999,690)	(2,917,602)

Other Income and (Expense)
Interest expense	(25,929)	(16,384)	(76,941)	(32,645)	(162,696)
Other expense	(138,000)	—	(138,000)	—	(148,000)
Other income	—	—	—	—	443,733

Total other income and (expense)	(163,929)	(16,384)	(214,941)	(32,645)	133,037

NET LOSS	$(320,610)	$(289,403)	$(664,053)	$(1,032,335)	$(2,784,565)

Revenues

Our revenues are from user fees and referral fees from Amazon and Google. For the three months ended September 30, 2009 and 2008, our net revenue was $307 and $3,127, respectively, a decrease of $2,820. For the nine months ended September 30, 2009 and 2008, our net revenue was $1,667 and $3,127, respectively, a decrease of $1,460. The decrease was the result of our decision to shift our business model to a ‘freemium’ model, offering basic services for free, while charging for advertising and referrals based on traffic.

Selling, General and Administrative Expense

For the three months ended September 30, 2009 and 2008, operating expenses were $156,988 and $276,146, respectively, a decrease of $119,158. For the nine months ended September 30, 2009 and 2008, operating expenses were $450,779 and $1,002,817, respectively, a decrease of $552,038. The decrease in operating expenses was primarily the result of decreases in personnel costs, professional fees, stock compensation and facilities costs. During 2008, the Company increased its level of business operations causing general operating expenses to increase. However, given the lack of sales and management’s focus on reducing costs, we successfully reduced operating expenses in 2009.

Other Income (Expense)

Interest expense increased $9,545 to $25,929 during the three months ended September 30, 2009 compared to $16,834 during the three months ended September 30, 2009. Interest expense increased $44,296 to $76,941 during the nine months ended September 30, 2009 compared to $32,645 during the nine months ended September 30, 2009. The increase in interest expense is due to increased levels of borrowing during 2009 compared to 2008. Other expense increased by $138,000 during the three and nine months ended September 30, 2009 as the Company fully reserved the amount used to purchase stock in Inflot Holdings, Inc. as a result of a 1000:1 reverse stck split and subsequent issuance of 7.5 million shares which rendered the investment worthless.

Net Loss

The Company reported net losses for the three months ended September 30, 2009 of $320,610 compared to a net loss for the three months ended September 30, 2008 of $289,403. The net loss increased $31,207 primarily due to increases in other expense related to the write down of our investment in Inflot Holdings, Inc.

The Company reported net losses for the nine months ended September 30, 2009 of $664,053 compared to a net loss for the nine months ended September 30, 2008 of $1,032,335. The net loss decreased $368,282 primarily due to decreases in operating expenses ans described above offset by an increase in other expense related to the write down of our investment in Inflot Holdings, Inc.

Liquidity and Capital Resources

Our principal capital requirements are to fund the continued development of our technology and roll-out of to potential customers. We may continue to raise equity and/or secure debt to meet our working capital and expansion requirements. As of September 30, 2009 we had an accumulated deficit of $2,832,065. This loss has been incurred mostly through a combination of personnel costs, professional fees and stock compensation used in supporting our operations. As a result, our independent registered public accounting firm noted in its report that we have suffered recurring losses and have yet to generate internal cash flow, which raises doubt about our ability to continue as a going concern.

We have financed our operations since inception primarily through debt and equity financing. As of September 30, 2009, our current assets totaled $53,746 and includes cash of $46,028 and prepaid expenses of $7,718 compared to $1,940,938 of current liabilities leaving the Company with negative working capital of 1,887,192. In the event that we are unable to repay all or any portion of these outstanding amounts from cash from operations, we would be required to:

•	Seek one or more extensions for the payment of such amounts;

•	Refinance such debt to the extent available; Raise additional equity capital; or

•	Consummate any combination of the foregoing transactions.

Cash Flows

Net cash used for operating activities was $369,256 for the nine months ended September 30, 2009, compared with $520,585 for the nine months ended September 30, 2008. Net cash provided by financing activities during the nine months ended September 30, 2009 was $267,000 compared to net cash provided by financing activities during the nine months ended September 30, 2008 of $883,000. The total change in cash during the nine months ended September 30, 2009 was a decrease of $137,116 compared to an increase of $356,930 during the nine months ended September 30, 2008. The increase in cash was primarily due to proceeds from notes payable.

Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern. Since inception, the Company has been engaged primarily in product development. In the course of funding development activities, the Company has sustained operating losses since inception and has an accumulated deficit of $2,832,065 and $2,168,012 at September 30, 2009 and December 31, 2008, respectively. In addition, the Company has negative working capital of $1,887,192 and $1,377,030 at September 30, 2009 and December 31, 2008, respectively.

The Company has and will continue to use significant capital to commercialize its products. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of their common stock. There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

Statement of Operations Data

			May 10, 2006 (Inception) to December 31, 2008
	Year Ended December 31,
	2008	2007
Revenue	$4,419	$17,418	$21,837

Operating Expenses	1,274,718	1,097,886	2,537,827

Loss from operations	(1,270,299)	(1,080,468)	(2,515,990)

Other Income and (Expense)
Interest expense	(58,574)	(19,729)	(85,755)
Other expense	—	(10,000)	(10,000)
Other income	—	443,733	443,733

Total other income and (expense)	(58,574)	414,004	347,978

NET LOSS	(1,328,873)	(666,464)	(2,168,012)

Revenues

Our 2008 and 2007 revenues are from user fees and referral fees from Amazon and Google. For the year ended December 31, 2008, our net revenue was $4,419, a decrease of $12,999, or 75% on a year-over-year basis from revenues of $17,418 for fiscal year 2007. The decrease was the result of our decision to shift our business model to a ‘freemium’ model, offering basic services for free, while charging for advertising and referrals based on traffic.

Selling, General and Administrative Expense

For the years ended December 31, 2008 and 2007, operating expenses were $1,274,718 and $1,097,886, respectively. The $176,832, or 16% unfavorable variance was the result of an increase of $145,291 in personnel costs, $80,797 in professional services, and $9,874 of facilities costs, sales and marketing costs, general costs and communications costs offset by lower travel costs of $20,519, and lower website development costs of $38,611. During 2008, the Company increased its level of business operations causing general operating expenses to increase. However, given the lack of sales and management’s focus on reducing costs, we expect operating expenses to decrease significantly into the foreseeable future.

Other Income (Expense)

For the year ended December 31, 2008 and 2007, other income and (expense) was ($58,574) and $414,004, respectively. The increase in expense during 2008 of $472,578 was primarily due to 1) the inclusion of $406,233 of income in 2007 received as a distribution from The Norman Patriot LLC for the Company’s 24.68% interest in the LLC which was dissolved during the year ended December 31, 2007 and the Company will not receive future distributions; and 2) a $38,845 increase in interest expense related to our convertible promissory notes.

Net Loss

The Company reported net losses for the year ended December 31, 2008 of $1,328,873 compared to a net loss for the year ended December 31, 2007 of $666,464. The net loss increased $662,409 primarily due to increases in operating costs and the lack of income related to the LLC distribution mentioned above.

Cash Flows

Net cash used for operating activities was $794,550 for the year ended December 31, 2008, compared with $280,514 for the year ended December 31, 2007. Net cash provided by financing activities during 2008 was $883,000 compared to cash provided during 2007 of $260,000. The total change in cash during the year ended December 31, 2008 was an increase of $82,965 compared to decrease of $35,062 during 2007. The increase in cash was primarily due to proceeds from notes payable.

Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern. Since inception, the Company has been engaged primarily in product development. In the course of funding development activities, the Company has sustained operating losses since inception and has an accumulated deficit of $2,168,012 and $839,139 at December 31, 2008 and 2007, respectively. In addition, the Company has negative working capital of $1,377,030 and $147,305 at December 31, 2008 and 2007, respectively.

The Company has and will continue to use significant capital to commercialize its products. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of their common stock. There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

MANAGEMENT

Below are the names and certain information regarding the Company’s executive officers and directors. The information provided below is after giving effect to the Reverse Merger and the change in control which will become effective following the expiration of the ten day period following the mailing of the information statement required by Rule 14f-1 under the Exchange Act.

Name	Age	Position Held

Ramesh Anand	46	Chief Executive Officer and Principal Financial Officer

Dave Baesler	63	Director

Michael Uhl	47	Director

John Rizzo	48	Chairman

Ramesh Anand has served as iTrackr’s interim CEO since January, 2010. Mr. Anand currently also serves as VP of Global Sales and Marketing for Advanced Contact Solutions, since April, 2009. Prior to that, Mr. Anand served as Head of Sales, North America for HTMT Global Solutions, Ltd for the period of 2006 through 2008, and as Head of Sales of Hero ITES from 2005 through 2006. He has also served as VP Sales and Business Development at IBM Daksh Business Process Services, Director of Global Outsourcing of Ocwen Financial Corporation, and Founded Global E-Connect. Mr. Anand has a Master of Management Studies from Birla Institute of Technology and Science.

Michael Uhl was first elected to the Board of Directors in March, 2007. Mr. Uhl is regional VP of HelmsBriscoe. He previously served as Executive VP of Sales and Marketing at Caesar’s Entertainment, wherein he directed convention and travel industry sales for Bally’s Paris, Flamingo, Caesar’s Palace and the Las Vegas Hilton. Mr. Uhl has also held Director of Sales positions with Walt Disney World Swan & Dolphin and New York Hilton & Towers. Mr. Uhl holds a BBA from Hofstra University.

David Baesler was first elected to the Board of Directors in November, 2007. Mr. Baesler is VP of Sales for the Wireless Division of Kyocera Sanyo. In addition to Kyocera Sanyo, Mr. Baesler has held executive positions at several leading consumer electronics companies, including Executive VP of Brother International; Group VP of Toshiba North America’s Consumer Products Division; Senior VP of Pioneer Corporation’s Video Division; and VP of Sales for Pioneer Electronics. Mr. Baesler served as an officer in the US Army and holds a degree in mathematics and economics from North Dakota State University.

John Rizzo is the founder of iTrackr. Mr. Rizzo has more than a decade experience in the capital markets as well as maintaining key roles with start-up and early stage businesses. He has been integral in the completion of several successful transactions, including sale of a business to MasterCard and in Siebel Systems’ 1996 Initial Public Offering.

EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Years 2008 and 2009

The following table provides certain information for the fiscal years ended December 31, 2008 and 2007 concerning compensation earned for services rendered in all capacities by our named executive officers during the fiscal years ended December 31, 2008 and 2007.

Name and Principal Position (a)	Year (b)	Salary ($) (c)		Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)		Total ($) (j)
John Rizzo	2009 2008	250,000 0	(2)	0 0	0 250,000	0 61,200	0 0	0 0	36,000 0	(3)	286,000 311,200
Stella Gostfrand, Former Sole Officer and Director (1)	2009 2008	0 0		0 0	0 0	0 0	0 0	0 0	0 0		0 0

(1)	Stella Gostfrand will submit her resignation as an officer and director, effective following the expiration of the ten day period following the mailing of the information statement required by Rule 14f-1 under the Exchange Act.
(2)	Salary was accrued in 2008 and 2009.
(3)	Accrued reimbursement of unpaid health insurance and rent.

Employment Agreements

The information provided below, including the share numbers and dollar amounts, is after giving effect to the Reverse Merger and the change in control which will become effective following the expiration of the ten day period following the mailing of the information statement required by Rule 14f-1 under the Exchange Act.

Ramesh Anand

Under the terms of Mr. Anand’s contract, entered into in January, 2010, in lieu of cash payment for compensation, he received an option to purchase Two Hundred and Fifty Thousand (250,000) fully vested shares of the Company’s common stock at an exercise price of $0.25 and a life of five years. Mr. Anand is entitled to four (4) weeks of paid vacation in each twelve (12) month period during Executive’s employment hereunder which shall accrue on a monthly basis during Executives employment hereunder. At the discretion of the Board and in accordance with Company policy, Mr. Anand is eligible to participate in benefits under any employee benefit plan or arrangement made available by the Company now or in the future to its executives and its employees. As interim CEO, Mr. Anand’s performance shall be reviewed by the Board on a periodic basis (not less than once each fiscal year) and the Board may, in its sole discretion, award such bonuses to Mr. Anand as shall be appropriate or desirable based on Mr. Anand’s performance.

John Rizzo

Under the terms of Mr. Rizzo’s contract, entered into in January, 2007, which held an initial term of 3 years, and has been extended by the Company’s board of Directors for an additional year, Mr. Rizzo is to be paid a base annual salary at the rate of $250,000.00 dollars per year. Mr. Rizzo is entitled to Twelve (12) weeks vacation during each year of employment. And his family shall be eligible to participate in the Company’s paid health plan. However, if Mr. Rizzo so chooses, he can maintain his own family health plan and the Company will subsidize that plan in the amount of Net $1,000.00 per month.

General Terms

Equity Arrangements

In June 2007 the Board of Directors of the Company adopted the 2007 Long-Term Equity Incentive Plan. The purpose of this Plan is to attract and retain directors, officers and other employees of iTrackr, Inc. and its Subsidiaries and to provide to such persons incentives and rewards for performance.

The Company may issue each of the following under this Plan: Incentive Option, Nonqualified Option, Stock Appreciation Right, Restricted Stock Award or Performance Stock Award. The Plan was ratified at the 2007 shareholder’s meeting (the “Effective Date”). No Incentive Option, Nonqualified Option, Stock Appreciation Right, Restricted Stock Award or Performance Stock Award shall be granted pursuant to the Plan ten years after the Effective Date. The total number of shares available under the Plan is Fifteen Million (15,000,000). No Plan participant will be granted the right, in the aggregate, for more than Two Million (2,000,000) Common Shares during any calendar year.

Stock Options

During the year ended December 31, 2007, the Company granted 5,255,000 common stock options with exercise prices ranging from $0.05 to $0.40. Expense related to these grants was based on their fair value as calculated using the Black-Scholes Option Pricing Model with the following inputs: volatility of 222.61% based on the Dow Jones Internet Composite Index, risk free interest rate of 5%, spot price of $0.05, and exercise prices ranging from $0.05 to $0.40.

During the year ended December 31, 2008, the Company granted 2 million Common Stock options with an exercise price of $0.50. Of these grants, 1 million were canceled due to termination of the people to whom they were granted and their failure to exercise according to the terms of the option grant. Expense related to these grants was based on their fair value as calculated using the Black-Scholes Option Pricing Model with the following inputs: volatility of 214.65% based on the Dow Jones Internet Composite Index, risk free interest rate of 3.49%, spot price of $0.50, and exercise price of $0.50.

During the year ended December 31, 2009 1 million options were canceled due termination of the people to whom they were granted and their failure to exercise according to the terms of the option grant.

The following table summarizes the Company’s stock option activity for the year ended December 31, 2008:

	2008
	Shares	Weighted Average Exercise Price

Outstanding at beginning of year	5,255,000	$0.13
Granted	2,000,000	0.50
Forfeited	(1,000,000)	0.50
Exercised	—	—

Outstanding at end of quarter	6,255,000	$0.23

Options exerciseable at December 31, 2008	4,586,250

The following table summarizes the Company’s stock option activity for the year ended December 31, 2009:

	2009
	Shares	Weighted Average Exercise Price

Outstanding at beginning of year	6,255,000	$0.23
Granted	—	—
Forfeited	(1,000,000)	0.50
Exercised	—	—

Outstanding at end of quarter	5,255,000	$0.18

Options exerciseable at December 31, 2009	5,255,000

The following table summarizes information about the Company’s stock options outstanding at December 31, 2008:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding At December 31, 2008	Weighted Average Contractural Life (years)	Weighted Average Exercise Price	Number Outstanding	Weighted Average Exercise Price

$ 0.50	1,000,000	0.17	$0.50	187,500	$0.02
0.40	1,000,000	—	0.40	500,000	0.04
0.25	1,000,000	0.07	0.25	1,000,000	0.05
0.10	2,375,000	0.03	0.10	2,187,500	0.05
0.05	880,000	0.05	0.05	711,250	0.01

Total	6,255,000	0.31	$0.23	4,586,250	$0.17

The following table summarizes information about the Company’s stock options outstanding at December 31, 2009:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding At December 31, 2009	Weighted Average Contractural Life (years)	Weighted Average Exercise Price	Number Outstanding	Weighted Average Exercise Price

$ 0.40	1,000,000	—	$0.40	1,000,000	$0.08
0.25	1,000,000	—	0.25	1,000,000	0.05
0.10	2,375,000	—	0.10	2,375,000	0.05
0.05	880,000	—	0.05	880,000	0.01

Total	5,255,000	—	$0.18	5,255,000	$0.18

The Company measures the fair market value of stock options granted using the Black-Scholes Option Pricing Model on the date of grant and recognizes related compensation expense ratably over the options vesting period for all future grants.

During the years ended December 31, 2009, 2008 and 2007, the Company recognized $24,169, $77,423 and $77,252, respectively, of compensation expense related to stock options. From inception to date, the Company has recognized $178,844 of compensation expense related to stock options.

Outstanding Equity Awards at 2008 Fiscal Year End

The following table provides certain information concerning the outstanding equity awards for each named executive officer as of December 31, 2008.

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options/ Warrants (#) Exercisable (b)	Number of Securities Underlying Unexercised Options/ Warrants (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option/ Warrant Exercise Price ($) (e)	Option/ Warrant Expiration Date (f)	Number Of Shares Or Units Of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units Or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares, Units Or Other Rights That Have Not Vested ($) (j)
John Rizzo, CEO	2,000,000	0	0	$.325	7/1/2017	0	0	0	0
Stella Gostfrand	0	0	0	0	0	0	0	0	0

Discussion of Director Compensation

iTrackr did not pay any director compensation during the fiscal year ended December 31, 2009. The Company may begin to compensate its directors at some time in the future.

Compensation Committee Interlocks and Insider Participation

The Company does not have a separate compensation committee. During the fiscal year ended December 31, 2009, the entire board of directors participated in the deliberations of the board concerning executive compensation, including John Rizzo, who was the Company’s President and Chief Executive Officer for the period.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Other than as described below, for the fiscal year ended December 31, 2009, there were no transactions with related persons required to be disclosed in this report.

During the year ended December 31, 2009, the Company received $150,750 from Bluewater Advisors, a company owned by John Rizzo, CEO, in exchange for convertible promissory notes. During 2008, the Company repaid $40,750 of these notes. During 2008 the Company made no salary payments to Mr. Rizzo pursuant to his employment contract, threrfore the Company accrued $250,000. During the nine months ended September 30, 2009, the Company paid Mr. Rizzo $90,000 of salary and accrued $160,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of December 31, 2009, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five percent, (ii) each of the Company’s executive officers and directors, and (iii) the Company’s directors and executive officers as a group. The information relating to the ownership interests of such shareholders is provided after giving effect to the Reverse Merger.

Name and address of the beneficial owner(1)	Before the closing of the merger agreement amount and nature of beneficial ownership(2)	Percent of common stock	After the closing of the Merger Agreement amount and nature of beneficial ownership(3)	Percent of common stock
Stella Gostfrand 1507 Presidential Way North Miami Beach, FL 33179	829,888	63.7%	829,888	4.3%
Ramesh Anand(4)			250,000	1.3%
Red Rock Strategies, Ltd.			2,765,685	14.4%
New Link Ltd Corp.			3,185,280	16.6%
John Rizzo(5)			7,250,000	34.2%
Michael Uhl(6)			375,000	1.9%
David Baesler(7)			450,000	2.3%
Directors and officers as a group(8)	829,888	63.7%	8,175,000	41.1%

1)	Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of Company common stock and except as indicated the address of each beneficial owner is 433 Plaza Real, Suite 275, Boca Raton FL 33432.
(2)	A total of 1,303,638 shares of Company common stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1). For each Beneficial Owner above, any options exercisable within 60 days have been included in the denominator.
(3)	Based on 19,179,333 shares of the Company’s Common Stock that are outstanding after the consummation of the Merger Agreement and issuance of 17,875,695 shares in connection therewith.
(4)	Including 250,000 shares of common stock underlying the Warrants.
(5)	Including 2,000,000 shares of common stock underlying the Warrants.
(6)	Including 375,000 shares of common stock underlying the Warrants.
(7)	Including 450,000 shares of common stock underlying the Warrants.
(8)	Consists of 1 person prior to the closing of the Merger Agreement and 4 persons thereafter.

DESCRIPTION OF SECURITIES

The Company is authorized to issue up to 110,000,000 shares of common stock, no par value. As of December 31, 2009, there are 19,179,333 shares of common stock issued and outstanding that are held by approximately 206 stockholders of record.

Common Stock

The holders of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders. In the event of a liquidation, holders of common stock are entitled to share ratably in the distribution of the remaining assets, if any, after payment of liabilities. Holders of common stock have no cumulative voting rights and holders of a majority of the outstanding shares have the ability to elect all of the directors. Holders of common stock have no preemptive rights or other rights to subscribe for shares and are entitled to such dividends as may be declared by the board of directors out of funds legally available for dividends.

Preferred Stock

The Company is authorized to issue up to 10,000,000 shares of preferred stock, $001 par value. As of December 31, 2009, there are no preferred shares issued and outstanding. Our board of directors has the authority, without action by our stockholders, to issue all or any portion of the authorized but unissued preferred stock in one or more classes, and to determine the voting rights, designations, preferences, limitations, restrictions and relative rights of any class or series.

Warrants

As of December 31, 2009, the Company had (1) Class A Warrants to purchase up to 800,000 shares of common stock outstanding, (2) Class B Warrants to purchase up to 250,000 shares of common stock outstanding. The Class A AND Class B Warrants expire on December 31, 2010. The Class A Warrants have an exercise price of $.10 per share, and the Class B Warrants have an exercise price of $01 per share.

The exercise price of, and the number of shares covered by, the Class A and Class B Warrants will be adjusted if we split or combine our common stock, if there is a recapitalization of our common stock, or if we consolidate with or merge into another corporation.

Transfer Agent

MANHATTAN TRANSFER REGISTRAR, 57 EASTWOOD ROAD, MILLER PLACE NY 11764.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our common stock. As of December 31, 2009, 5,255,000 shares of the Company’s common stock are subject to outstanding options and 1,050,000 shares of the Company’s common stock are subject to outstanding warrants.

Holders of the Common Stock

As of December 31, 2009, there were approximately 206 holders of record of the Company’s common stock.

Dividends

The Company has never declared or paid any cash dividends on its common stock. The Company intends to retain future earnings, if any, to finance the expansion of its business. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrant and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflecting in column (a)) (c)
Equity compensation plans approved by security holders	6,305,000	$0.16	8,695,000
Total	6,305,000	$0.16	8,695,000

RECENT SALES OF UNREGISTERED SECURITIES

iTrackr has funded by debt only. There have been conversions of debt into stock, however.

•	During December 2009, Must Haves, inc. converted $29,944 of shareholder loans to 59,888 shares of common stock.

•

On October 26, 2006, The John Rizzo Family Trust received 250,000 shares of founder’s common stock at no value; Jarem Archer received 250,000 shares of founder’s common stock at no value; the Christopher Smith Family Trust received 200,000 shares of founder’s common stock at no value; and Alejandro Sintas received 100,000 shares of founder’s common stock at no value.

•	On July 1, 2007, John Rizzo received 5,000,000 shares of common stock in lieu of salary valued at $250,000.

•	On July 1, 2007, Jarem Archer received 750,000 shares of common stock in lieu of salary valued at $37,500.

•	On August 21, 2007, Beatrice Anne Rizzo converted $98,516.85 of convertible debt principle and interest into 985,169 shares of common stock.

•	On August 21, 2007, Landmark, Inc. converted $26,069.86 of convertible debt principle and interest into 104,279 shares of common stock.

•	On August 21, 2007, New Link Ltd. Corp converted $211,403.29 of convertible debt principle and interest into 3,385,280 shares of common stock.

•	On August 21, 2007, Red Rock Strategies Ltd. converted $55,313.70 of convertible debt principle and interest into 2,765,685 shares of common stock.

•	On February 20, 2008, Steve Danzo earned 14,025 shares of common stock in exchange for services valued at $7,013.

•	On May 5, 2008, Justin Van Winkle received 100,000 shares of common stock as a bonus valued at $50,000.

•	On May 5, 2008, Mark MacDougal received 100,000 shares of common stock as a bonus valued at $50,000.

•	On October 31, 2009, Michael Nielsen converted $41,083 of convertible debt principle and interest into 82,165 shares of common stock.

•	On October 31, 2009, Shirley Harnick converted $58,347 of convertible debt principle and interest into 116,693 shares of common stock.

•	On October 31, 2009, Patricia Scarpella converted $87,510 of convertible debt principle and interest into 175,019 shares of common stock.

•	On October 31, 2009, Dr. Michael Gelbar converted $116,666 of convertible debt principle and interest into 233,332 shares of common stock.

•	On October 31, 2009, Sam Maywood converted $5,781 of convertible debt principle and interest into 11,562 shares of common stock.

•	On October 31, 2009, Dawn Maywood converted $5,781 of convertible debt principle and interest into 11,562 shares of common stock.

•	On October 31, 2009, Charlie Bonafed converted $5,683 of convertible debt principle and interest into 11,366 shares of common stock.

•	On October 31, 2009, Dominick & Judy Aprile converted $28,879 of convertible debt principle and interest into 57,758 shares of common stock.

•	On October 31, 2009, The Winston Family Trust converted $34,631 of convertible debt principle and interest into 69,261 shares of common stock.

•	On October 31, 2009, Robert Klinek & Susan Pack converted $57,139 of convertible debt principle and interest into 114,277 shares of common stock.

•	On October 31, 2009, The Borg Trust converted $55,844 of convertible debt principle and interest into 111,688 shares of common stock.

•	On October 31, 2009, Robert Gleckman converted $110,825 of convertible debt principle and interest into 221,649 shares of common stock.

•	On October 31, 2009, Ted Cooper converted $559,302 of convertible debt principle and interest into 1,118,603 shares of common stock.

•	On October 31, 2009, Inflot Holdings Corp. converted $270,000 of convertible debt principle and interest into 1,386,322 shares of common stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s bylaws provide for the indemnification of its directors, officers, employees and agents to the fullest extent permitted by the laws of the State of Florida. Section 607.0850 of the Florida Statutes permits a corporation to indemnify any of its directors, officers, employees or agents against expenses actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil criminal, administrative or investigative (except for an action by or in right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation; provided, that it is determined that such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 607.0850 of the Florida Statutes requires that the determination that indemnification is proper in a specific case must be made by: (1) the stockholders, (2) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, or (3) independent legal counsel in a written opinion, if a majority vote of a quorum consisting of disinterested directors is not possible, or if such opinion is requested, by a quorum consisting of disinterested directors.

The bylaws provide that we will indemnify our directors and officers and may indemnify our employees and agents to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Company. However, nothing in the Company’s charter or bylaws protects or indemnifies a director, officer, employee or agent against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Any amendment to or repeal of the Company’s bylaws will not adversely affect any right or protection of any of the Company’s directors or officers for, or with respect to, any acts or omissions of such director or officer occurring prior to such amendment.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 3.02	Unregistered Shares of Equity Securities.

As disclosed under Item 2.01 above, in connection with the Merger we issued 17,725,698 shares of our common stock to the shareholders of iTrackr, Inc. The securities were issued in reliance on Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act. The issued securities are restricted, and the certificates representing the shares contain a standard restrictive legend. Also in connection with the Merger, we assumed the options and warrants of iTrackr, Inc. entitling the holders to purchase 6,405,000 shares of common stock.

The information set forth above in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated herein by this reference.

As of December 31, 2009, and subsequent to the foregoing issuances, the Registrant has 17,725,695 total shares issued and outstanding.

Exemption From Registration. The shares of Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) each of the persons to whom the shares of Common Stock were issued (each such person, an “Investor”) confirmed to the Company that it or he is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

Item 5.01	Change in Control of Registrant.

The information set forth above in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Following the ten day period following the mailing of the information statement required by Rule 14f-1 under the Exchange Act: (1) Stella Gostfrand will resign as an officer and director of the Company; and (2) Michael Uhl, David Baesler and John Rizzo will be appointed to serve as members of the board of directors of the Company. On January 12, 2010, Stella Gostfrand resigned as President, Chief Executive Officer and Chief Financial Officer of the Company, Ramesh Anand was appointed to serve as Chief Executive Officer Principal Financial Officer of the Company. For additional information on these individuals, please see the sections entitled “Management” and “Executive Compensation” in Item 2.01 above.

Item 5.06	Change in Shell Company Status.

As a result of the Merger the Company is no longer a shell company. The information set forth above in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired. Audited financial statements of iTrackr, Inc. for the fiscal years ended December 31, 2008 and 2007 and unaudited financial statements of iTrackr for the period ended September 30, 2009.

(b)	Pro forma financial information. Combined unaudited pro forma balance sheet of iTrackr, Inc. at September 30, 2009 and Must Haves, Inc. at September 30, 2009.

(c)	Shell company transactions. Audited financial statements of iTrackr for the fiscal years ended December 31, 2008 and 2007, unaudited financial statements of iTrackr for the period ended September 30, 2009, and combined unaudited pro forma balance sheet of iTrackr, Inc. at September 30, 2009 and Must Haves, Inc. at September 30, 2000.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and between Must Haves, Inc., iTrackr Acquisition, Inc. and iTrackr, Inc. (incorporated by reference to our Form 8-K dated December 16, 2009).

10.1	John Rizzo Employment Agreement dated January 3, 2007

10.3	Ramesh Anand Interim CEO Agreement dated January 5, 2010

10.7	iTrackr Stock Option Plan

23.1	Consent of Independent Registered Public Accounting Firm

iTrackr, Inc.

Financial Report

For the Years Ended

December 31, 2008 and 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

iTrackr, Inc.

I have audited the accompanying balance sheets of iTrackr, Inc. (“The Company”) as of December 31, 2008 and 2007, and the related statements of income, stockholders’ deficit, and cash flows for the years ended December 31, 2008 and 2007. These financial statements are the responsibility of the company’s management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, I express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of iTrackr, Inc. as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years ended December 31, 2008 and 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has suffered recurring losses and has yet to generate an internal cash flow that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note K. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Traci J. Anderson, CPA

Huntersville, NC

August 27, 2009

1

iTrackr, Inc.

(A Development Stage Company)

Balance Sheets

	December 31,
	2008	2007
Assets
Current Assets
Cash	$183,144	$100,179
Prepaid expenses	—	50,000

Total Current Assets	183,144	150,179

Fixed assets (Note B)	107,357	101,872
Accumulated depreciation	(73,347)	(38,400)

Net fixed assets	34,010	63,472
Other assets (Note C)	138,000	—
Other assets	—	750

Total Assets	$355,154	$214,401

Liabilities and Stockholder’s Equity
Current Liabilities
Accounts payable & accrued expenses (Note D)	$356,755	$35,608
Accrued interest payable (Note E)	60,419	1,876
Convertible promissory notes (Note E)	1,033,000	260,000
Promissory notes-related party (Note F)	110,000	—

Total Current Liabilities	1,560,174	297,484

Total Liabilities	1,560,174	297,484

Stockholder’s Equity (Note G)

Common stock, par value $.001, 110,000,000 shares authorized; issued and outstanding 13,990,413 at December 31, 2008 and 13,790,413 at December 31, 2007.	13,991	13,791
Common stock payable	7,013	—
Additional paid-in capital	941,988	742,265
Deficit accumulated during the development stage	(2,168,012)	(839,139)

Total Stockholder’s Equity	(1,205,020)	(83,083)

Total Liabilities and Stockholder’s Equity	$355,154	$214,401

SEE NOTES TO FINANCIAL STATEMENTS

2

iTrackr, Inc.

(A Development Stage Company)

Statements of Operation

For the Years Ended December 31, 2008 and 2007 and the Period May 10, 2006 (Inception) to December 31, 2008

	Year Ended December 31,		May 10, 2006 (Inception) to December 31,
	2008	2007	2008
Revenue	$4,419	$17,418	$21,837

Operating Expenses
Personnel	573,910	241,119	935,812
Professional fees	384,942	333,829	732,921
Stock compensation	206,936	364,752	571,688
Travel and entertainment	9,514	30,033	39,547
Facilities	17,550	11,938	30,238
Communications	4,779	5,234	10,013
Marketing	19,523	14,646	45,069
Website	18,186	56,798	85,209
Depreciation	34,947	33,225	73,347
General	4,431	6,312	13,983

Total operating expenses	1,274,718	1,097,886	2,537,827

Loss from operations	(1,270,299)	(1,080,468)	(2,515,990)

Other Income and (Expense)
Interest expense	(58,574)	(19,729)	(85,755)
Other expense	—	(10,000)	(10,000)
Other income	—	443,733	443,733

Total other income and (expense)	(58,574)	414,004	347,978

NET LOSS	(1,328,873)	(666,464)	(2,168,012)

Net loss per common share basic and diluted	$(0.095)	$(0.106)
Weighted average common shares outstanding basic and diluted	13,934,023	6,301,327

The average shares listed below were not included in the computation of diluted losses per share because to do so would have been antidilutive for the periods presented:

Warrants	741,233	188,634
Stock options	6,509,795	2,634,699
Convertible promissory notes	1,305,843	75,643

SEE NOTES TO FINANCIAL STATEMENTS

3

iTrackr, Inc.

(A Development Stage Company)

Statement of Stockholder’s Equity

For the Years Ended December 31, 2008 and the Period May 10, 2006 (Inception) to December 31, 2008

	Common Stock			Additional	Deficit Accumulated during the	Total
	Number of Shares	Amount	Payable	Paid-in Capital	Developmental Stage	Stockholders’ Equity
BALANCES December 31, 2005	—	—		—	—	—

Issuance of founder’s stock	16,000,000	16,000		(16,000)		—
Net loss					(172,675)	(172,675)

BALANCES December 31, 2006	$16,000,000	$16,000	$—	$(16,000)	$(172,675)	$(172,675)

20:1 reverse stock split	(15,200,000)	(15,200)		15,200		—
Stock issued upon conversion of debt principle	6,610,000	6,610		359,390		366,000
Common stock issued for accrued interest	630,413	631		24,673		25,304
Stock issued for services	5,750,000	5,750		281,750		287,500
Stock options expense				77,252		77,252
Net loss					$(666,464)	(666,464)

BALANCES December 31, 2007	$13,790,413	$13,791	$—	$742,265	$(839,139)	$(83,083)

Stock issued for services	200,000	200	7,013	99,800		107,013
Stock options expense				77,423		77,423
Warrants issued for services				22,500		22,500
Net loss					$(1,328,873)	(1,328,873)

BALANCES December 31, 2008	$13,990,413	$13,991	$7,013	$941,988	$(2,168,012)	$(1,205,020)

SEE NOTES TO FINANCIAL STATEMENTS

4

iTrackr, Inc.

(A Development Stage Company)

Statements of Cash Flows

For the Years Ended December 31, 2008 and 2007 and the Period May 10, 2006 (Inception) to December 31, 2008

	Year Ended December 31,		May 10, 2006 (Inception) to December 31,
	2008	2007	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Earnings <loss>	$(1,328,873)	$(666,464)	$(2,168,012)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation	34,947	33,225	73,347
Compensation expense on fair market value of options issued	77,423	77,252	154,675
Compensation expense on fair value of warrants issued	22,500	—	22,500
Common stock issued for services	107,013	287,500	394,513
Common stock issued for accrued interest	—	25,304	25,304
Changes in operating accounts:
Prepaid expenses	50,000	(50,000)	—
Other assets	(137,250)	—	(138,000)
Accounts payable and accrued expenses	379,690	12,669	417,174

CASH PROVIDED (USED) BY OPERATING ACTIVITIES	(794,550)	(280,514)	(1,218,499)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of furniture and equipment	(5,485)	(14,548)	(107,357)

CASH PROVIDED (USED) BY INVESTING ACTIVITIES	(5,485)	(14,548)	(107,357)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of convertible promissory notes	(85,750)	—	(85,750)
Proceeds from convertible promissory notes	968,750	260,000	1,594,750

CASH PROVIDED (USED) BY FINANCING ACTIVITIES	883,000	260,000	1,509,000

NET INCREASE (DECREASE) IN CASH	82,965	(35,062)	183,144
CASH, beginning of period	100,179	135,241	—

CASH, end of period	$183,144	$100,179	$183,144

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION CASH PAID DURING THE YEAR FOR:
Taxes paid	$—	$—	$—
Interest paid	$—	$—	$—

NON-CASH OPERATING ACTIVITIES:
Value of Common Stock issued in exchange for services	$107,013	$287,500	$394,513
Value of Common Stock issued for accrued interest	$—	$25,304	$25,304
Value of Common Stock issued for debt principle	$—	$366,000	$366,000

SEE NOTES TO FINANCIAL STATEMENTS

5

ITRACKR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE A-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

iTrackr, Inc. (the “Company”) was formed on May 10, 2006 in the state of Wyoming. The mission of iTrackr, Inc. is to develop and brand its new service that allows people to easily discover the availability and prices of products or offers at multiple merchant locations (locally and web) through the internet, software, and mobile devices. iTrackr also operates as an instant notification service to inform its members, through a network, when an offer or product has become available for purchase. Merchants use iTrackr as a gateway to market new or hot products to very potential customers and to also gain knowledge on public interests.

Summary of Significant Accounting Principles

Accounting estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Accounts receivable

Accounts receivable are reported at the customers’ outstanding balances less any allowance for doubtful accounts. Interest is not accrued on overdue accounts receivable. The Company evaluates receivables on a regular basis for potential reserve.

Inventories

Inventories are valued at the lower of cost or market. Cost is determined on a first-in, first-out method. Management performs periodic assessments to determine the existence of obsolete, slow moving and non-salable inventories, and records necessary provisions to reduce such inventories to net realizable value.

6

ITRACKR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE A-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Property and equipment

Property and equipment are stated at cost. Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income.

Depreciation of property and equipment is provided on the straight-line method over the estimated useful lives of the assets. Accelerated methods of depreciation of property and equipment are used for income tax purposes.

Revenue recognition policy

Pursuant to SAB No. 104, Revenue Recognition, revenue for our services is recognized when all of the following criteria are satisfied: (i) persuasive evidence of an arrangement exists; (ii) the price is fixed or determinable; (iii) collectibility is reasonably assured; and (iv) services have been performed.

Deferred Revenue: Revenue is deferred for any undelivered elements and is recognized upon product delivery or when the service has been performed.

Cost of sales

Cost of sales includes costs related to fulfillment, customer service, commissions, service personnel, telecommunications and data center costs.

Sales and marketing costs

Sales and marketing expenses include advertising expenses, seminar expenses, commissions and personnel expenses for sales and marketing. Marketing and advertising costs to promote the Company’s products and services are expensed in the period incurred.

Earnings Per Common Share

The Company adopted Statement of Financial Accounting Standards No. 128 that requires the reporting of both basic and diluted earnings (loss) per share. Basic loss per share is calculated using the weighted average number of common shares outstanding in the period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using the “treasury stock” method and convertible securities using the “if-converted” method.

7

ITRACKR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE A-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Income taxes

We provide for income taxes pursuant to the liability method as prescribed in SFAS No. 109, Accounting for Income Taxes. The liability method requires recognition of deferred income taxes based on temporary differences between financial reporting and income tax bases of assets and liabilities, using current enacted income tax rates and regulations. These differences will result in taxable income or deductions in future years when the reported amount of the asset or liability is recovered or settled, respectively. Considerable judgment is required in determining when these events may occur and whether recovery of an asset is more likely than not. We have capital loss carry forwards and expect our deferred tax assets to be fully recoverable through the reversal of taxable temporary differences in future years as a result of normal business activities.

Effective January 1, 2007, we adopted the provisions of SFAS Interpretation No. 48, Accounting of Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109 (“FIN 48”). Under FIN 48, we must recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. We measure the tax benefits recognized in the financial statements from such a position based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution. The application of income tax law is inherently complex. Laws and regulations in this area are voluminous and are often ambiguous. As such, we are required to make many subjective assumptions and judgments regarding our income tax exposures. Interpretations of and guidance surrounding income tax law and regulations change over time and may result in changes to our subjective assumptions and judgments which can materially affect amounts recognized in our Consolidated Balance Sheets and Statements of Operations.

Disclosure about Fair Value of Financial Instruments

The Company estimates that the fair value of all financial instruments at September 30, 2008, as defined in FASB 107, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

8

ITRACKR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE A-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Impairment of Long-Lived Assets

The Company evaluates the recoverability of its fixed assets and other assets in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144’). SFAS 144 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds its expected cash flows, it is considered to be impaired and is written down to fair value, which is determined based on either discounted future cash flows or appraised values. The Company adopted the statement on inception. No impairments of these types of assets have been recognized since inception.

Stock-Based Compensation

As of January 1, 2006, we adopted the provisions of SFAS No. 123(R), Accounting for Stock-Based Compensation (“SFAS 123(R)”), which requires companies to recognize compensation cost for stock-based awards based on the estimated fair value of the award on date of grant. We measure compensation cost at the grant date based on the fair value of the award and recognize compensation cost upon the probable attainment of a specified performance condition or over a service period. We use the Black-Scholes option valuation model to calculate the fair value disclosures under SFAS 123(R). In calculating this fair value, there are certain assumptions that we use consisting of the expected life of the option, risk-free interest rate, dividend yield, volatility and forfeiture rate. The use of a different estimate for any one of these components could have a material impact on the amount of calculated compensation expense.

For common stock issued for services, the Company applies the provisions of EITF 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services and EITF 00-18, Accounting Recognition for Certain Transactions involving Equity Instruments Granted to Other Than Employees. Together, EITF 96-18 and 00-18 address when an entity should measure the fair value of its equity instruments that it grants to non-employees in connection with an arrangement for goods or services and the method employed for recognition of the related expense. To date, common stock granted and issued for services has been issued free of obligation to the recipient and for no consideration. The measurement date for stock awards is based on the date the Company agrees to issue shares valued at the price non-employees are willing to accept as payment in lieu of cash (See footnote F, Stockholder’s Equity).

Recent Accounting Pronouncements

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term

9

ITRACKR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE A-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Recent Accounting Pronouncements (Continued)

measurement objectives for accounting for financial instruments. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. We have adopted SFAS 159 effective January 1, 2007. The Company currently has no eligible items to elect this option other than marketable securities described in Note B. The Company intends to evaluate any future potential eligible items on an instrument by instrument basis.

In December 2007, the FASB issued SFAS 141(revised 2007), Business Combinations (“SFAS 141R”). SFAS 141R will significantly change the accounting for business combinations in a number of areas including the treatment of contingent consideration, contingencies, acquisition costs, IPR&D and restructuring costs. In addition, under SFAS 141R, changes in deferred tax asset valuation allowances and acquired income tax uncertainties in a business combination after the measurement period will impact income tax expense. SFAS 141R is effective for fiscal years beginning after December 15, 2008 and, as such, the Company will adopt this standard in fiscal 2010. The Company has not yet determined the impact, if any, of SFAS 141R on its consolidated financial statements.

In December 2007, the FASB issued SFAS 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51 (“SFAS 160”). SFAS 160 will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests (NCI) and classified as a component of equity. This new consolidation method will significantly change the account with minority interest holders. SFAS 160 is effective for fiscal years beginning after December 15, 2008 and, as such, the Company will adopt this standard in fiscal 2010. The Company has not yet determined the impact, if any, of SFAS 160 on its consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133 (“SFAS 161”). SFAS 161 amends and expands the disclosure requirements of SFAS 133 with the intent to provide users of financial statements with an enhanced understanding of: 1) How and why an entity uses derivative instruments; 2) How derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations and 3) How derivative instruments and related hedged items affect an entity’s financial position, financial performance and cash flows. This statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet determined the impact, if any, of SFAS 161 on its consolidated financial statements.

In May 2008, the FASB issued FSP APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (FSP APB 14-1). FSP APB 14-1 requires recognition of both the liability and equity components of convertible debt instruments with cash settlement features. The debt component is required to be recognized at the fair value of a similar instrument that does not have an associated equity component. The equity component is recognized as the difference between the proceeds from

10

ITRACKR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE A-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Recent Accounting Pronouncements (Continued)

the issuance of the note and the fair value of the liability. FSP APB 14-1 also requires an accretion of the resulting debt discount over the expected life of the debt. This FSP shall be effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is not permitted. We are currently evaluating the impact of FSP APB 14-1.

In May 2008, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 162, The Hierarchy of Generally Accepted Accounting Principles. This standard is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with generally accepted accounting principles in the United States for non-governmental entities. SFAS No. 162 is effective 60 days following approval by the U.S. Securities and Exchange Commission (“SEC”) of the Public Company Accounting Oversight Board’s amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. We do not expect SFAS No. 162 to have a material impact on the preparation of our financial statements.

On June 16, 2008, the FASB issued final Staff Position (FSP) No. EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities,” to address the question of whether instruments granted in share-based payment transactions are participating securities prior to vesting. The FSP determines that unvested share-based payment awards that contain rights to dividend payments should be included in earnings per share calculations. The guidance will be effective for fiscal years beginning after December 15, 2008. We are currently evaluating the requirements of (FSP) No. EITF 03-6-1 as well as the impact of the adoption on our financial statements.

NOTE B – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	December 31,
	2008	2007
Computers and office equipment	$78,974	$73,489
Software	28,383	28,383

Total PP&E	107,357	101,872
Accumulated depreciation	(73,347)	(38,400)

Fixed assets, net	$34,010	$63,472

Depreciation expense for the years ended December 31, 2008 and 2007 was $34,947 and $33,225, respectively. Depreciation expense from May 10, 2006 (Inception) to December 31, 2008 was $73,347.

11

ITRACKR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE C – OTHER ASSETS

On December 22, 2008, for $138,000, the Company purchased approximately 79% of the issued and outstanding common stock, or 33,400,000 shares of Inflot Holdings, Inc. a Pink Sheet listed public company. Inflot had no assets or liabilities as of the date of purchase. The purpose of the stock purchase was to gain control of a shell company for the purpose of reverse merging the Company into the shell company.

NOTE D – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses at December 31, 2008 consisted of $310,189 of accrued payroll, and $46,566 of trade payables.

Accounts payable and accrued expenses at December 31, 2007 consisted of $25,372 of accrued payroll, $7,039 of professional services, and $3,197 of trade payables.

NOTE E – CONVERTIBLE PROMISSORY NOTES

The Company’s Convertible Promissory Notes mature one year from the date of issuance, bear interest of nine percent (9%) per annum and are generally convertible into the Company’s common stock at a conversion price of $0.50.

During the year ended December 31, 2007, the Company received $260,000 of convertible promissory notes. The Company evaluated the notes pursuant to EITF 00-27 and determined that no beneficial conversion feature existed on the date the notes were issued due to the relatively high strike price. The Company converted $391,304, including $25,304 of accrued interest and $366,000 or principle into 7,240,413 shares of common stock.

During the year ended December 31, 2008, the Company received $818,000 of convertible promissory notes and repaid $45,000. The Company evaluated the notes pursuant to EITF 00-27 and determined that no beneficial conversion feature existed on the date the notes were issued due to the relatively high strike price. No notes were converted.

During the years ended December 31, 2008 and 2007 and the period May 10, 2006 (Inception) to December 31, 2008, the Company incurred $58,574, $19,729 and $85,755, respectively, of interest expense related to convertible promissory notes and related party promissory notes below.

NOTE F – PROMISSORY NOTES-RELATED PARTY

During the year ended December 31, 2008, the Company received $150,750 from John Rizzo, CEO and $40,750 was repaid.

12

ITRACKR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE G – STOCKHOLDERS EQUITY

Preferred Stock

The Company has authorized 10,000,000 shares preferred stock available for issuance. No shares of preferred stock have been issued as of December 31, 2008.

Stock Issued for Debt Repayment

During the year ended December 31, 2007, the Company converted $391,304, including $25,304 of accrued interest and $366,000 or principle into 7,240,413 shares of common stock.

During the year ended December 31, 2008, the Company did not issue any stock for debt repayment.

Stock Issued for Services

During the year ended December 31, 2007, the Company issued 5,750,000 shares in exchange for services valued at $287,500.

During the year ended December 31, 2008, the Company issued 214,025 shares in exchange for services valued at $107,013.

Stock Options (See footnote J)

In June 2007 the Board of Directors of the Company adopted the 2007 Long-Term Equity Incentive Plan. During the year ended December 31, 2007, the Company granted 5,255,000 Common Stock options with exercise prices ranging from $0.05 to $0.40.

During the year ended December 31, 2008, the Company granted 2,000,000 Common Stock options with an exercise price of $0.50.

NOTE H – COMMITMENTS

The Company has no commitments as of December 31, 2008.

NOTE I – WARRANTS

At December 31, 2008, the Company had 1,050,000 Warrants outstanding entitling the holder thereof the right to purchase one share of common stock for each warrant held as follows:

Issuance Date	Number of Warrants	Exercise Price Per Warrant	Expiration Date
3/25/2008	400,000	$0.10	12/31/10
3/25/2008	400,000	$0.10	12/31/10
7/1/2008	250,000	$0.01	12/31/10

Total	1,050,000

13

ITRACKR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE I – WARRANTS (Continued)

On August 21, 2007, the Company cancelled 295,500 warrants previously issued pursuant to convertible promissory notes originally dated June 5, 2006 and October 3, 2006. As of December 31, 2007, the Company had no warrants outstanding.

During the year ended December 31, 2008, the Company issued 1,050,000 warrants to outside individuals. The warrants issued on March 25, 2008 were fully vested on the date of grant. No compensation expense was recognized for these warrants as the strike price and the spot price were both $0.10 on the date of grant. The 250,000 warrant grant had a three month vesting period and fair value was calculated using the Black-Scholes Option Pricing Model with the following inputs: volatility of 214.65% based on the Dow Jones Internet Composite Index, risk free interest rate of 3.99%, spot price of $0.10, and exercise price of $0.01 resulting in $22,500 of expense during the year ended December 31, 2008.

Stock Warrants Issued to Third Parties

The Company accounts for stock-based compensation issued to non-employees in accordance with the provisions of SFAS 123r and the Emerging Issues Task Force consensus in Issue No. 96-18 (“EITF 96-18”), “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services”.

In addition, the Company evaluates each derivative issued to determine whether treatment as either equity or a liability is warranted pursuant to EITF 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in a Company’s Own Stock of that derivative.

NOTE J – 2007 LONG-TERM EQUITY INCENTIVE PLAN

In June 2007 the Board of Directors of the Company adopted the 2007 Long-Term Equity Incentive Plan. The purpose of this Plan is to attract and retain directors, officers and other employees of iTrackr, Inc. and its Subsidiaries and to provide to such persons incentives and rewards for performance.

The Company may issue each of the following under this Plan: Incentive Option, Nonqualified Option, Stock Appreciation Right, Restricted Stock Award or Performance Stock Award. The Plan was ratified at the 2007 shareholder’s meeting (the “Effective Date”). No Incentive Option, Nonqualified Option, Stock Appreciation Right, Restricted Stock Award or Performance Stock Award shall be granted pursuant to the Plan ten years after the Effective Date. The total number of shares available under the Plan is Fifteen Million (15,000,000). No Plan participant will be granted the right, in the aggregate, for more than Two Million (2,000,000) Common Shares during any calendar year.

14

ITRACKR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE J – 2007 LONG-TERM EQUITY INCENTIVE PLAN (Continued)

Stock Options

During the year ended December 31, 2007, the Company granted 5,255,000 common stock options with exercise prices ranging from $0.05 to $0.40. Expense related to these grants was based on their fair value as calculated using the Black-Scholes Option Pricing Model with the following inputs: volatility of 222.61% based on the Dow Jones Internet Composite Index, risk free interest rate of 5%, spot price of $0.05, and exercise prices ranging from $0.05 to $0.40.

During the year ended December 31, 2008, the Company granted 2,000,000 Common Stock options with an exercise price of $0.50. Of these grants, 1,000,000 were canceled due to termination. Expense related to these grants was based on their fair value as calculated using the Black-Scholes Option Pricing Model with the following inputs: volatility of 214.65% based on the Dow Jones Internet Composite Index, risk free interest rate of 3.49%, spot price of $0.50, and exercise price of $0.50.

The following table summarizes the Company’s stock option activity for the year ended December 31, 2008:

	2008
	Shares	Weighted Average Exercise Price
Outstanding at beginning of year	5,255,000	$0.128
Granted	2,000,000	0.500
Forfeited	(1,000,000)	0.500
Exercised	—	—

Outstanding at end of quarter	6,255,000	$0.229

Options exerciseable at December 31, 2008	4,586,250

The following table summarizes information about the Company’s stock options outstanding at December 31, 2008:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding At December 31, 2008	Weighted Average Contractual Life (years)	Weighted Average Exercise Price	Number Outstanding	Weighted Average Exercise Price
$0.50	1,000,000	0.17	$0.50	187,500	$0.02
0.40	1,000,000	—	0.40	500,000	0.04
0.25	1,000,000	0.07	0.25	1,000,000	0.05
0.10	2,375,000	0.03	0.10	2,187,500	0.05
0.05	880,000	0.05	0.05	711,250	0.01

Total	6,255,000	0.31	$0.23	4,586,250	$0.17

15

ITRACKR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE J – 2007 LONG-TERM EQUITY INCENTIVE PLAN

Stock Options (Continued)

The Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS 123r”) as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. Under SFAS 123r, the Company measures the fair market value of stock options granted using the Black-Scholes Option Pricing Model on the date of grant and recognizes related compensation expense ratably over the options vesting period for all future grants.

During the years ended December 31, 2008 and 2007, the Company recognized $77,423 and $77,252, respectively, of compensation expense related to stock options. From inception to date, the Company has recognized $154,675 of compensation expense related to stock options.

NOTE K – OTHER INCOME

During the year ended December 31, 2007, the Company received $406,233 as a distribution from The Norman Patriot LLC for the Company’s 24.68% interest in the LLC. The LLC was dissolved during the year ended December 31, 2007 and the Company will not receive future distributions.

NOTE L – GOING CONCERN AND MANAGEMENT’S PLANS

The Company will be required to conduct significant research, development and testing activities which, together with the establishment of a large marketing and distribution presence and other general and administrative expenses, are expected to result in operating losses for the next few quarters. Accordingly, there can be no assurance that the Company will continue as a going concern. The Company has incurred recurring losses and cash flow deficiencies from operations that raise substantial doubt about its ability to continue as a going concern. The Company’s continued existence is dependent upon its ability to increase operating revenues and/or raise additional equity capital sufficient to generate enough cash flow to finance operations in future periods. Management is currently in the process of seeking additional equity financing with potential investors. There can be no assurance that such additional financing will be obtained. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

16

iTrackr, Inc.

Unaudited Financial Report

For the Three and Nine Months Ended

September 30, 2009 and 2008

TABLE OF CONTENTS

Page

Balance Sheet as of September 30, 2009 and December 31, 2008	1

Statements of Operations for the three and nine months ended September 30, 2009 and 2008 and the Period May 10, 2006 (Date of Inception) to September 30, 2009	2

Statements of Stockholders Equity for the nine months ended September 30, 2009 and the Period May 10, 2006 (Inception) to September 30, 2009	3

Statements of Cash Flows for the three and nine months ended September 30, 2009 and 2008 and the Period May 10, 2006 (Date of Inception) to September 30, 2009	4

Notes to Financial Statements	5-17

iTrackr, Inc.

(A Development Stage Company)

Balance Sheet

	September 30,	December 31,
	2009	2008
	(Unaudited)
Assets
Current Assets
Cash	$46,028	$183,144
Prepaid expenses	7,718	—

Total Current Assets	53,746	183,144

Fixed assets (Note B)	107,357	107,357
Accumulated depreciation	(99,929)	(73,347)

Net fixed assets	7,428	34,010
Other assets (Note C)	34,860	138,000

Total Assets	$96,034	$355,154

Liabilities and Stockholder’s Equity
Current Liabilities
Accounts payable & accrued expenses (Note D)	$390,578	$356,755
Accrued interest payable (Note E)	140,360	60,419
Convertible promissory notes (Note E)	1,300,000	1,143,000
Promissory notes-related party (Note F)	110,000	—

Total Current Liabilities	1,940,938	1,560,174

Total Liabilities	1,940,938	1,560,174

Stockholder’s Equity (Note G)

Common stock, par value $.001, 110,000,000 shares authorized; issued and outstanding 13,990,413 at September 30, 2009 and December 31, 2008.	13,991	13,991

Common stock payable	7,013	7,013

Additional paid-in capital	966,157	941,988

Deficit accumulated during the development stage	(2,832,065)	(2,168,012)

Total Stockholder’s Equity	(1,844,904)	(1,205,020)

Total Liabilities and Stockholder’s Equity	$96,034	$355,154

SEE NOTES TO FINANCIAL STATEMENTS

1

iTrackr, Inc.

(A Development Stage Company)

Statements of Operation (Unaudited)

For the Three and Nine Months Ended September 30, 2009 and 2008 and the Period May 10, 2006 (Inception) to September 30, 2009

	Three Months Ended September 30,		Nine Months Ended September 30,		May 10, 2006 (Inception) to September 30,
	2009	2008	2009	2008	2009
Revenue	$307	$3,127	$1,667	$3,127	$23,504

Operating Expenses
Personnel	109,914	126,766	310,777	390,445	1,199,089
Professional fees	17,194	75,970	38,329	335,077	771,250
Stock compensation	2,503	38,113	24,169	191,323	595,857
Travel and entertainment	—	3,653	—	8,194	39,547
Facilities	—	11,250	—	16,050	30,238
Communications	3,650	774	6,726	3,750	16,739
Marketing	—	4,749	4,796	15,297	49,865
Website	14,875	4,725	24,942	13,296	110,151
Depreciation	8,737	8,881	26,582	25,998	99,929
General	115	1,265	14,458	3,387	28,441

Total operating expenses	156,988	276,146	450,779	1,002,817	2,941,106

Loss from operations	(156,681)	(273,019)	(449,112)	(999,690)	(2,917,602)

Other Income and (Expense)
Interest expense	(25,929)	(16,384)	(76,941)	(32,645)	(162,696)
Other expense	(138,000)	—	(138,000)	—	(148,000)
Other income	—	—	—	—	443,733

Total other income and (expense)	(163,929)	(16,384)	(214,941)	(32,645)	133,037

NET LOSS	(320,610)	(289,403)	(664,053)	(1,032,335)	(2,784,565)

Net loss per common share basic and diluted	$(0.023)	$(0.021)	$(0.047)	$(0.074)
Weighted average common shares outstanding basic and diluted	14,004,438	14,004,438	14,004,438	13,911,627

The average shares listed below were not included in the computation of diluted losses per share because to do so would have been antidilutive for the periods presented:

Warrants	1,050,000	1,050,000	1,050,000	644,259
Stock options	5,255,000	7,255,000	5,980,926	6,610,556
Convertible promissory notes	3,253,233	1,367,980	2,706,939	952,273

SEE NOTES TO FINANCIAL STATEMENTS

2

iTrackr, Inc.

(A Development Stage Company)

Statement of Stockholder’s Equity

For the Nine Months Ended September 30, 2009 (Unaudited) and the Period May 10, 2006 (Inception) to September 30, 2009

	Common Stock			Additional	Deficit Accumulated during the	Total Stockholders’ Equity
	Number of Shares	Amount	Payable	Paid-in Capital	Developmental Stage
BALANCES December 31, 2005	—	$—	$—	$—	$—	$—

Issuance of founder’s stock	16,000,000	16,000		(16,000)		—
Net loss					(172,675)	(172,675)

BALANCES December 31, 2006	16,000,000	$16,000	$—	$(16,000)	$(172,675)	$(172,675)

20:1 reverse stock split	(15,200,000)	(15,200)		15,200		—
Stock issued upon conversion of debt principle	6,610,000	6,610		359,390		366,000
Common stock issued for accrued interest	630,413	631		24,673		25,304
Stock issued for services	5,750,000	5,750		281,750		287,500
Stock options expense				77,252		77,252
Net loss					$(666,464)	(666,464)

BALANCES December 31, 2007	13,790,413	$13,791	$—	$742,265	$(839,139)	$(83,083)

Stock issued for services	200,000	200	7,013	99,800		107,013
Stock options expense				77,423		77,423
Warrants issued for services				22,500		22,500
Net loss					$(1,328,873)	(1,328,873)

BALANCES December 31, 2008	13,990,413	$13,991	$7,013	$941,988	$(2,168,012)	$(1,205,020)

Stock options expense				24,169		24,169
Net loss					$(664,053)	(664,053)

BALANCES September 30, 2009	13,990,413	$13,991	$7,013	$966,157	$(2,832,065)	$(1,844,904)

SEE NOTES TO FINANCIAL STATEMENTS

3

iTrackr, Inc.

(A Development Stage Company)

Statements of Cash Flows (Unaudited)

For the Three and Nine Months Ended September 30, 2009 and 2008 and the Period May 10, 2006 (Inception) to September 30, 2009

	Three Months Ended September 30,		Nine Months Ended September 30,		May 10, 2006 (Inception) to September 30,
	2009	2008	2009	2008	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Earnings <loss>	$(320,610)	$(289,403)	$(664,053)	$(1,032,335)	$(2,781,265)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation	8,737	8,881	26,582	25,998	99,929
Asset impairment	138,000	—	138,000	—	138,000
Compensation expense on fair value of options issued	2,503	15,613	24,169	61,810	178,844
Compensation expense on fair value of warrants issued	—	22,500	—	22,500	22,500
Common stock issued for services	—	—	—	107,013	394,513
Common stock issued for accrued interest	—	—	—	—	25,304
Changes in operating accounts:
Prepaid expenses	(7,718)	—	(7,718)	50,000	(7,718)
Other assets	—	84,365	—	243,679	480,138
Accounts payable and accrued expenses	63,762	750	113,764	750	(138,000)

CASH USED FOR OPERATING ACTIVITIES	(115,326)	(157,294)	(369,256)	(520,585)	(1,587,755)

CASH FLOWS FROM INVESTING ACTIVITIES:
Loans made to acquisition target	(34,860)	—	(34,860)	—	(34,860)
Acquisition of furniture and equipment	—	(1,212)	—	(5,485)	(107,357)

CASH USED FOR INVESTING ACTIVITIES	(34,860)	(1,212)	(34,860)	(5,485)	(142,217)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of convertible promissory notes	—	(85,750)	—	(85,750)	(85,750)
Proceeds from convertible promissory notes	192,000	700,000	267,000	968,750	1,861,750

CASH PROVIDED BY FINANCING ACTIVITIES	192,000	614,250	267,000	883,000	1,776,000

NET INCREASE (DECREASE) IN CASH	41,814	455,744	(137,116)	356,930	46,028
CASH, beginning of period	4,214	1,365	183,144	100,179	—

CASH, end of period	$46,028	$457,109	$46,028	$457,109	$46,028

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
CASH PAID DURING THE YEAR FOR:
Taxes paid	$—	$—	$—	$—	$—
Interest paid	$—	$—	$—	$—	$—

NON-CASH OPERATING ACTIVITIES:
Value of Common Stock issued in exchange for services	$—	$—	$—	$107,013	$394,513
Value of Common Stock issued for accrued interest	$—	$—	$—	$—	$25,304
Value of Common Stock issued for debt principle	$—	$—	$—	$—	$366,000

SEE NOTES TO FINANCIAL STATEMENTS

4

ITRACKR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008

NOTE A-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The unaudited financial statements of iTrackr, Inc. as of September 30, 2009 and for the three and nine month periods ended September 30, 2009 and 2008 have been prepared in accordance with accounting principles generally accepted in the United States for interim financial reporting. Accordingly, they do not include all of the disclosures required by accounting principles generally accepted in the United States for complete financial statements and should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2008. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation of the interim financial information have been included. The results of operations for any interim period are not necessarily indicative of the results of operations for the entire year.

Organization

iTrackr, Inc. (the “Company”) was formed on May 10, 2006 in the state of Wyoming. The mission of iTrackr, Inc. is to develop and brand its new service that allows people to easily discover the availability and prices of products or offers at multiple merchant locations (locally and web) through the internet, software, and mobile devices. iTrackr also operates as an instant notification service to inform its members, through a network, when an offer or product has become available for purchase. Merchants use iTrackr as a gateway to market new or hot products to very potential customers and to also gain knowledge on public interests.

Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern. Since inception, the Company has been engaged primarily in product development. In the course of funding development activities, the Company has sustained operating losses since inception and has an accumulated deficit of $2,832,065 and $2,168,012 at September 30, 2009 and December 31, 2008, respectively. In addition, the Company has negative working capital of $1,887,192 and $1,377,030 at September 30, 2009 and December 31, 2008, respectively.

The Company has and will continue to use significant capital to commercialize its products. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of their common stock. There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

5

ITRACKR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008

NOTE A-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents may at times exceed federally insured limits. To minimize this risk, the Company places its cash and cash equivalents with high credit quality institutions.

Accounts Receivable

Accounts receivable are reported at the customers’ outstanding balances. The Company does not have a history of significant bad debt and has not recorded any allowance for doubtful accounts. Interest is not accrued on overdue accounts receivable. The Company evaluates receivables on a regular basis for potential reserve.

Inventories

Inventories are valued at the lower of cost or market. Cost is determined on a first-in, first-out method. Management performs periodic assessments to determine the existence of obsolete, slow moving and non-salable inventories, and records necessary provisions to reduce such inventories to net realizable value.

Property and equipment

Property and equipment are stated at cost. Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income.

Depreciation of property and equipment is provided on the straight-line method over the estimated useful lives of the assets. Accelerated methods of depreciation of property and equipment are used for income tax purposes.

Revenue recognition policy

Revenue for our services is recognized when all of the following criteria are satisfied: (i) persuasive evidence of an arrangement exists; (ii) the price is fixed or determinable; (iii) collectibility is reasonably assured; and (iv) services have been performed.

Deferred Revenue: Revenue is deferred for any undelivered elements and is recognized upon product delivery or when the service has been performed.

6

ITRACKR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008

NOTE A-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cost of sales

Cost of sales includes costs related to fulfillment, customer service, commissions, service personnel, telecommunications and data center costs.

Sales and marketing costs

Sales and marketing expenses include advertising expenses, seminar expenses, commissions and personnel expenses for sales and marketing. Marketing and advertising costs to promote the Company’s products and services are expensed in the period incurred. For the three months ended September 30, 2009 and 2008, the Company incurred approximately $0 and $4,749, respectively in marketing and advertising expense. For the nine months ended September 30, 2009 and 2008, the Company incurred approximately $4,796 and $15,297, respectively in marketing and advertising expense.

Earnings (Loss) per common share

The Company reports both basic and diluted earnings (loss) per share. Basic loss per share is calculated using the weighted average number of common shares outstanding in the period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using the “treasury stock” method and convertible securities using the “if-converted” method.

Income Taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined based on differences between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company records net deferred tax assets to the extent the Company believes these assets will more likely than not be realized. In making such determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax planning strategies and recent financial operations. A valuation allowance is established against deferred tax assets that do not meet the criteria for recognition. In the event the Company were to determine that it would be able to realize deferred income tax assets in the future in excess of their net recorded amount, we would make an adjustment to the valuation allowance which would reduce the provision for income taxes.

The Company follows the accounting guidance which provides that a tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits. Income tax provisions must meet a more-likely-than-not recognition threshold at the effective date to be recognized initially and in subsequent periods. Also included is guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

7

ITRACKR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008

NOTE A-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Impairment of Long-Lived Assets

Accounting for the Impairment or Disposal of Long-Lived Assets requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may not be recovered. The Company assesses recoverability of the carrying value of an asset by estimating the fair value of the asset. If the fair value is less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value. The Company has never recognized an impairment charge.

Stock-Based Compensation

The Company accounts for all compensation related to stock, options or warrants using a fair value based method whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. Stock issued for compensation is valued using the market price of the stock on the date of the related agreement. We use the Black-Scholes pricing model to calculate the fair value of options and warrants issued to both employees and non-employees. In calculating this fair value, there are certain assumptions that we use consisting of the expected life of the option, risk-free interest rate, dividend yield, volatility and forfeiture rate. The use of a different estimate for any one of these components could have a material impact on the amount of calculated compensation expense.

Recent Accounting Pronouncements

On July 1, 2009, the FASB officially launched the FASB ASC 105 - Generally Accepted Accounting Principles, which established the FASB Accounting Standards Codification (“the Codification”), as the single official source of authoritative, nongovernmental, U.S. GAAP, in addition to guidance issued by the Securities and Exchange Commission. The Codification is designed to simplify U.S. GAAP into a single, topically ordered structure. All guidance contained in the Codification carries an equal level of authority. The Codification is effective for interim and annual periods ending after September 15, 2009. Accordingly, the Company refers to the Codification in respect of the appropriate accounting standards throughout this document as “FASB ASC”. Implementation of the Codification did not have any impact on the Company’s consolidated financial statements.

On June 30, 2009, the FASB issued Accounting Standard Update (ASU) No. 2009-01 (Topic 105) – Generally Accepted Accounting Principles – amendments based on – Statement of Financial Accounting Standards No. 168 – The FASB Accounting and Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. Beginning with this Statement the FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standard Updates. This ASU includes FASB Statement No. 168 in its entirety. While ASU’s will not be considered authoritative in their own right, they will serve to update the Codification, provide the bases for conclusions and changes in the Codification, and provide background information about the guidance. The Codification modifies the GAAP hierarchy to include only two levels of GAAP: authoritative and nonauthoritative. ASU No. 2009-01 is effective for financial statements issued for the interim and annual periods ending after September 15, 2009, and the Company does not expect any significant financial impact upon adoption.

8

ITRACKR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008

NOTE A-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Recent Accounting Pronouncements (Continued)

In August 2009, the FASB issued ASU No. 2009-05 – Fair Value Measurements and Disclosures (Topic 820) – Measuring Liabilities at Fair Value. This ASU clarifies the fair market value measurement of liabilities. In circumstances where a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: a technique that uses quoted price of the identical or a similar liability or liabilities when traded as an asset or assets, or another valuation technique that is consistent with the principles of Topic 820 such as an income or market approach. ASU No. 2009-05 was effective upon issuance and it did not result in any significant financial impact on the Company upon adoption.

In September 2009, the FASB issued ASU No. 2009-12 – Fair Value Measurements and Disclosures (Topic 820) – Investments in Certain Entities That Calculate Net Asset Value per Share (or its equivalent). This ASU permits use of a practical expedient, with appropriate disclosures, when measuring the fair value of an alternative investment that does not have a readily determinable fair value. ASU No. 2009-12 is effective for interim and annual periods ending after December 15, 2009, with early application permitted. Since the Company does not currently have any such investments, it does not anticipate any impact on its financial statements upon adoption.

In May 2009, the FASB issued FASB ASC 855, “Subsequent Events.” This Statement addresses accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or available to be issued. FASB ASC 855 requires disclosure of the date through which an entity has evaluated subsequent events and the basis for that date, the date issued or date available to be issued. The Company adopted this Statement in the second quarter of 2009. As a result the date through which the Company has evaluated subsequent events and the basis for that date have been disclosed in Note K, Subsequent Events.

In April 2009, the FASB issued an update to FASB ASC 820, “Fair Value Measurements and Disclosures,” related to providing guidance on when the volume and level of activity for the asset or liability have significantly decreased and identifying transactions that are not orderly. The update clarifies the methodology to be used to determine fair value when there is no active market or where the price inputs being used represent distressed sales. The update also reaffirms the objective of fair value measurement, as stated in FASB ASC 820, which is to reflect how much an asset would be sold in and orderly transaction, and the need to use judgment to determine if a formerly active market has become inactive, as well as to determine fair values when markets have become inactive. The Company adopted this Statement in the second quarter of 2009 without significant financial impact.

In April 2009, the FASB ASC 320, “Investments – Debt and Equity,” amends current other-than-temporary guidance for debt securities through increased consistency in the timing of impairment recognition and enhanced disclosures related to credit and noncredit components impaired debt securities that are not expected to be sold. Also, the Statement increases disclosures for both debt and equity securities regarding expected cash flows, securities with unrealized losses, and credit losses. The Company adopted this Statement in the second quarter of 2009 without significant impact to our financial statements.

9

ITRACKR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008

NOTE A-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

In April 2009, the FASB issued an update to FASB ASC 825, “Financial Instruments,” to require interim disclosures about the fair value of financial instruments.” This update enhances consistency in financial reporting by increasing the frequency of fair value disclosures of those assets and liabilities falling within the scope of FASB ASC 825. The Company adopted this update in the second quarter of 2009 without significant impact to the financial statements.

In April 2009, the FASB issued an update to FASB ASC 805, “Business Combinations,” that clarifies and amends FASB ASC 805, as it applies to all assets acquired and liabilities assumed in a business combination that arise from contingencies. This update addresses initial recognition and measurement issues, subsequent measurement and accounting, and disclosures regarding these assets and liabilities arising from contingencies in a business combination. The Company adopted this Statement in the second quarter of 2009 without significant impact to the financial statements.

In November 2008, EITF issued new guidance under FASB ASC 350, “Intangibles – Goodwill and Other on accounting for defensive intangible assets.” The new guidance applies to all acquired intangible assets in which the acquirer does not intend to actively use the asset but intends to hold (lock up) the asset to prevent its competitors from obtaining or using the asset (a defensive asset). This guidance was adopted by the Company in January 2009 without impact to the financial statements.

In May 2008, the FASB issued an update to FASB ASC 470, “Debt,” with respect to accounting for convertible debt instruments that may be settled in cash upon conversion including partial cash settlement. This update applies to convertible debt instruments that, by their stated terms, may be settled in cash (or other assets) upon conversion, including partial cash settlement, unless the embedded conversion option is required to be separately accounted for as a derivative under FASB ASC 815, “Derivatives and Hedging.” Additionally, this update specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost recognized in subsequent periods. The update is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The Company does not currently have any debt instruments for which this update would apply. This update was adopted in January 2009 without significant financial impact.

In December 2007, the FASB issued an update to FASB ASC 805, “Business Combinations” which establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree, and the goodwill acquired. SFAS 141R also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. SFAS 141R is effective for the Company with respect to business combinations for which the acquisition date is on or after January 1, 2009. The Company adopted this SFAS in the first quarter of 2009.

10

ITRACKR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008

NOTE A-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Recent Accounting Pronouncements (Continued)

In December 2007, the FASB issued an update to FASB ASC 810, “Consolidation,” which establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest, and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. SFAS 160 also establishes disclosure requirements that clearly identify and distinguish between the interests of the parent and the interests of noncontrolling owners. This update is effective for the Company as of January 1, 2009. The Company adopted this update in January 2009 without significant impact on the consolidated financial position, results of operations, and disclosures.

NOTE B – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	September 30,	December 31,
	2009	2008
Computers and office equipment	$78,974	$78,974
Software	28,383	28,383

Total PP&E	107,357	107,357
Accumulated depreciation	(99,929)	(73,347)

Fixed assets, net	$7,428	$34,010

Depreciation expense for the three months ended September 30, 2009 and 2008 was $8,737 and $8,881, respectively. Depreciation expense for the nine months ended September 30, 2009 and 2008 was $26,582 and $25,998, respectively. Depreciation expense from May 10, 2006 (Inception) to September 30, 2009 was $99,929.

NOTE C – OTHER ASSETS

On December 22, 2008, for $138,000, the Company purchased approximately 79% of the then issued and outstanding common stock, or 33,400,000 shares of Inflot Holdings, Inc. a Pink Sheet listed public company. Inflot had no assets or liabilities as of the date of purchase. The purpose of the stock purchase was to gain control of a shell company for the purpose of reverse merging with the Company. During the nine months ended September 30, 2009, Inflot executed a 1,000:1 reverse split and subsequently issued 7.5 million shares thereby significantly reducing the value of the Company’s investment which was written off during the third quarter of 2009.

11

ITRACKR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008

NOTE D – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses at September 30, 2009 consisted of $300,000 of accrued payroll, $5,800 of professional services, and $37,278 of trade payables.

Accounts payable and accrued expenses at December 31, 2008 consisted of $310,189 of accrued payroll, and $46,566 of trade payables.

NOTE E – CONVERTIBLE PROMISSORY NOTES

The Company’s Convertible Promissory Notes mature one year from the date of issuance, bear interest of nine percent (9%) per annum and are generally convertible into the Company’s common stock at a conversion price of $0.50.

During the year ended December 31, 2008, the Company received $818,000 of convertible promissory notes and repaid $45,000. No notes were converted.

During the nine months ended September 30, 2009, the Company received $267,000 of convertible promissory notes from third parties. No notes were repaid or converted.

During the three months ended September 30, 2009 and 2008, the Company incurred $25,929 and $16,384, respectively, of interest expense related to convertible promissory notes and related party promissory notes below. During the nine months ended September 30, 2009 and 2008 and the period May 10, 2006 (Inception) to September 30, 2009 the Company incurred $76,941, $32,645 and $162,696, respectively, of interest expense related to convertible promissory notes and related party promissory notes below. As of September 30, 2009, accrued interest payable and the principle balance were $126,919 and $1,300,000, respectively. All of these notes were converted during our 4th quarter (See Note K below).

NOTE F – PROMISSORY NOTES-RELATED PARTY

During the year ended December 31, 2008, the Company received $150,750 from John Rizzo, CEO and $40,750 was repaid.

As of September 30, 2009, accrued interest payable and the principle balance were $13,441 and $110,000 respectively.

NOTE G – STOCKHOLDERS EQUITY

Preferred Stock

The Company has authorized 10,000,000 shares preferred stock available for issuance. No shares of preferred stock have been issued as of September 30, 2009.

Stock Issued for Debt Repayment

During the year ended December 31, 2008 and the nine months ended September 30, 2009, the Company did not issue any stock for debt repayment.

12

ITRACKR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008

NOTE G – STOCKHOLDERS EQUITY (Continued)

Stock Issued for Services

During the year ended December 31, 2008, the Company issued 214,025 shares in exchange for services valued at $107,013. No stock was issued for services during the first nine months of 2009.

Stock Options

During the year ended December 31, 2008, the Company granted 2 million Common Stock options with an exercise price of $0.50 and canceled 1 million due to termination (See footnote I, Stock Options).

NOTE H – WARRANTS

At September 30, 2009, the Company had 1,050,000 Warrants outstanding entitling the holder thereof the right to purchase one share of common stock for each warrant held as follows:

Issuance Date	Number of Warrants	Exercise Price Per Warrant	Expiration Date
3/25/2008	400,000	$0.10	12/31/10
3/25/2008	400,000	$0.10	12/31/10
7/1/2008	250,000	$0.01	12/31/10

Total	1,050,000

During the year ended December 31, 2008, the Company issued 1,050,000 warrants to outside individuals. The warrants issued on March 25, 2008 were fully vested on the date of grant. No compensation expense was recognized for these warrants as the strike price and the spot price were both $0.10 on the date of grant. The 250,000 warrant grant had a three month vesting period and fair value was calculated using the Black-Scholes Option Pricing Model with the following inputs: volatility of 214.65% based on the Dow Jones Internet Composite Index, risk free interest rate of 3.99%, spot price of $0.10, and exercise price of $0.01 resulting in $22,500 of expense during the year ended December 31, 2008.

NOTE I – 2007 LONG-TERM EQUITY INCENTIVE PLAN

In June 2007 the Board of Directors of the Company adopted the 2007 Long-Term Equity Incentive Plan. The purpose of this Plan is to attract and retain directors, officers and other employees of iTrackr, Inc. and its Subsidiaries and to provide to such persons incentives and rewards for performance.

The Company may issue each of the following under this Plan: Incentive Option, Nonqualified Option, Stock Appreciation Right, Restricted Stock Award or Performance Stock Award. The Plan was ratified at the 2007 shareholder’s meeting (the “Effective Date”). No Incentive Option, Nonqualified Option, Stock Appreciation Right, Restricted Stock Award or Performance Stock Award shall be granted pursuant to the Plan ten years after the Effective Date. The total number of

13

ITRACKR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008

NOTE I – 2007 LONG-TERM EQUITY INCENTIVE PLAN (Continued)

shares available under the Plan is Fifteen Million (15,000,000). No Plan participant will be granted the right, in the aggregate, for more than Two Million (2,000,000) Common Shares during any calendar year.

Stock Options

During the year ended December 31, 2008, the Company granted 2 million Common Stock options with an exercise price of $0.50. Of these grants, 1 million were canceled due to termination of the people to whom they were granted and their failure to exercise according to the terms of the option grant. Expense related to these grants was based on their fair value as calculated using the Black-Scholes Option Pricing Model with the following inputs: volatility of 214.65% based on the Dow Jones Internet Composite Index, risk free interest rate of 3.49%, spot price of $0.50, and exercise price of $0.50.

During the nine months ended September 31, 2009 1 million options were canceled due termination of the people to whom they were granted and their failure to exercise according to the terms of the option grant.

The following table summarizes the Company’s stock option activity for the nine months ended September 31, 2009:

	2009
	Shares	Weighted Average Exercise Price

Outstanding at beginning of year	6,255,000	$0.23
Granted	—	—
Forfeited	(1,000,000)	0.50
Exercised	—	—

Outstanding at end of quarter	5,255,000	$0.18

Options exerciseable at September 30, 2009	5,255,000

14

ITRACKR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008

NOTE I – 2007 LONG-TERM EQUITY INCENTIVE PLAN (Continued)

Stock Options (Continued)

The following table summarizes information about the Company’s stock options outstanding at September 30, 2009:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding At September 30, 2009	Weighted Average Contractual Life (years)	Weighted Average Exercise Price	Number Outstanding	Weighted Average Exercise Price

$0.40	1,000,000	—	$0.40	1,000,000	$0.08
0.25	1,000,000	—	0.25	1,000,000	0.05
0.10	2,375,000	—	0.10	2,375,000	0.05
0.05	880,000	—	0.05	880,000	0.01

Total	5,255,000	—	$0.18	5,255,000	$0.18

The Company measures the fair market value of stock options granted using the Black-Scholes Option Pricing Model on the date of grant and recognizes related compensation expense ratably over the options vesting period for all future grants.

During the three months ended September 30, 2009 and 2008, the Company recognized $2,503 and $15,613, respectively, of compensation expense related to stock options. During the nine months ended September 30, 2009 and 2008, the Company recognized $24,169 and $61,810, respectively, of compensation expense related to stock options. From inception to date, the Company has recognized $178,844 of compensation expense related to stock options.

NOTE J – LEGAL PROCEEDINGS

Marc Falcone v. iTrackr, Inc., iTrackr Technologies, Inc., f/k/a Inflot Holdings Corp., f/k/a E-Shop Network, Inc., John G. Rizzo, David Baesler, and Michael Uhl, Civil Action No. 09-2954 (E.D.Pa.)

In this action, Marc Falcone (“Falcone”) asserts numerous claims against the defendants arising out of his former service to iTrackr, Inc. (“iTrackr”) as a contracted consultant. Falcone alleges that he entered into a written agreement with iTrackr on July 1, 2008, whereby he was entitled to receive a monthly salary, 250,000 warrants for shares in iTrackr, and a percentage of revenue generated from customer contracts derived from Falcone’s efforts. Falcone also alleges that representations were made to him that iTrackr would be taken public through an initial public offering, but that iTrackr was taken public by way of a reverse merger and that iTrackr Technologies, Inc. executed a 1,000-to-one reverse stock split on January 12, 2009.

Falcone asserts the following claims: (1) a breach of contract claim against iTrackr and iTrackr Technologies, Inc. for failure to pay all monthly salary and commissions due and for refusing to turn over Falcone’s earned warrants; (2) a breach of fiduciary duty claim against all defendants for failure to comply with their corporate obligations or obligations as officers and/or directors to turn over his warrants; (3) unjust enrichment against all defendants for failure to pay compensation owed; (4) violation of the Pennsylvania Commissioned Sales Representative Act against all defendants for failure to pay all commissions owed; (5) a claim for an accounting against all

15

ITRACKR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008

NOTE J – LEGAL PROCEEDINGS (Continued)

defendants for withholding compensation; (6) a declaratory judgment claim to clarify the parties’ rights under the written agreement; and (7) violation of the Pennsylvania Securities Act of 1972 against all defendants for failure to disclose that iTrackr would be taken public via a reverse merger, as opposed to an initial public offering, that there was a real and substantial risk that the price for iTrackr shares would be substantially depressed, and that iTrackr failed to transfer the shares to Falcone.

The defendants have asserted numerous defenses and affirmative defenses, including, but not limited to, the fact that Falcone failed to fulfill his obligations under the agreement and that iTrackr did do so, that Messrs. Rizzo, Baesler and Uhl complied with all of their fiduciary obligations as officers and/or directors, that Falcone never paid for his warrants, that no revenue generated contracts were derived from Falcone’s efforts, and that iTrackr has not yet been taken public.

Discovery recently commenced. At this early stage of the litigation, it would be premature to provide an assessment of any of the parties’ likelihood of success on any of the claims asserted in this action.

NOTE K – SUBSEQUENT EVENTS

Pursuant to SFAS No. 165, “Subsequent Events,” the Company evaluated subsequent events through the date the accompanying financial statements were completed on December 17, 2009.

In conjunction with the Merger, The Company plans to issue 3,721,257 shares of restricted common stock in exchange for the conversion of $1,300,000 principle and $137,467 accrued interest of the Company’s Convertible Promissory Notes.

On November 16th, John Rizzo loaned the Company $25,000. The note accrues interest at nine percent (9%) per annum and matures on      and is convertible upon default (or at the option of the Holder) into      shares of common stock based on a $0.     conversion price.

On December 1, 2009, 100,000 stock options were granted. The options were fully vested upon grant, had an exercise price of $.20. No expense was recognized as the strike price is greater than the estimated per share value of the Company on the date of grant.

On December 15th, the Company received $25,000 in exchange for a Convertible Promissory Note. The note accrues interest at nine percent (9%) per annum and matures on      and is convertible upon default (or at the option of the Holder) into      shares of common stock based on a $0.     conversion price.

On December 16, 2009, the Company granted 150,000 shares of restricted common stock to three consultants for services. The stock was valued at $7,500.

16

ITRACKR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008

NOTE K – SUBSEQUENT EVENTS (Continued)

On November 16, 2009, the Company and ChatStat Technologies Incorporated (“ChatStat”) entered into an agreement whereby the Company acquired a copy of the source code and documentation to the ChatStat “Live Chat Software” and owns the copy “separately, globally and mutually until the end of time”. In exchange for the software ownership, the Company agreed to forgive $34,861 of debt owing the Company by ChatStat and to pay ChatStat $60,000 in 6 equal monthly installments beginning November 20, 2009. Both parties to the agreement have also entered into a mutual release of all claims.

iTrackr, Inc, (“iTrackr”), Must Haves, Inc, a Florida corporation (“Must Haves”), and iTrackr Acqusition, Inc., a Florida corporation (“Subsidiary”) are in the process of closing the Agreement and Plan of Merger (the “Agreement”). In accordance with the Agreement, iTrackr will become a wholly-owned subsidiary of Must Haves through a merger with the Subsidiary. iTrackr’s stockholder’s will receive restricted Company Common Stock at the rate of 1:1 share for each of their 17,725,695 shares issued and outstanding in exchange for 100 percent of the outstanding capital stock of iTrackr. In total 18,969,445 shares are expected to be outstanding following the Effective Date of Merger.

The Merger is being accounted for as a “reverse merger”. iTrackr is deemed to be the acquirer in the reverse merger. Consequently, the assets and liabilities and retained deficit of iTrackr prior to the Merger will be reflected in the financial statements.

17

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On January 12, 2009 (the “Effective Date”), iTrackr, Inc, a Florida corporation (“iTrackr”), Must Haves, Inc, a Florida corporation (the “Must Haves”), and iTrackr Acquisition, Inc., a Florida corporation (“Subsidiary”) closed their Agreement and Plan of Merger (the “Agreement”). In accordance with the Agreement, iTrackr became a wholly-owned subsidiary of Must Haves through a merger with the Subsidiary. iTrackr’s stockholder’s received restricted Company Common Stock at the rate of 1:1 share for each of their 17,875,695 shares issued and outstanding in exchange for 100 percent of the outstanding capital stock of iTrackr. In total 19,119,445 shares are outstanding following the Effective Date of Merger.

The Merger is being accounted for as a “reverse merger”. iTrackr is deemed to be the acquirer in the reverse merger. Consequently, the assets and liabilities and retained deficit of iTrackr prior to the Merger will be reflected in the financial statements. The following unaudited financial information has been developed by application of pro forma adjustments to the historical financial statements of iTrackr appearing elsewhere in this Current Report. The unaudited pro forma information gives effect to the Merger which has been assumed to have occurred on September 30, 2009 for purposes of the pro forma balance sheet and as of January 1, 2008 for purposes of the statement of operations for the year ended December 31, 2008 and the nine months ended September 30, 2009.

The unaudited pro forma adjustments are based upon available information and certain assumptions, as described in the accompanying notes that we believe are reasonable under the circumstances. The unaudited pro forma financial information is presented for informational purposes only and does not purport to represent what the results of operations or financial position of iTrackr would have been had the transactions described above actually occurred on the dates indicated, nor do they purport to project the financial condition of iTrackr for any future period or as of any future date. The unaudited pro forma financial information should be read in conjunction with the iTrackr financial statements and notes thereto included elsewhere in this Current Report.

iTrackr, Inc.

Unaudited Pro Forma Balance Sheet

As of September 30, 2009

	iTrackr, Inc. Actual	Must Haves, Inc. Actual		Merger Adjustments	Pro Forma
ASSETS
CURRENT ASSETS
Cash	$46,028	$97	1)	$(97)	$46,028
Accounts receivable, net	—	1,692	1)	(1,692)	—
Inventory	—	6,942	1)	(6,942)	—
Prepaid expenses	7,718	—		—	7,718
Other current assets	—	500	1)	(500)	—

TOTAL CURRENT ASSETS	53,746	9,231		(9,231)	53,746

Fixed assets
Cost	107,357	—		—	107,357
Accumulated Depreciation	(99,929)	—		—	(99,929)

Net	7,428	—		—	7,428

Loans	34,860	—		—	34,860
Goodwill				282,695	282,695

TOTAL ASSETS	$96,034	$9,231		$273,464	$378,729

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$390,578	$16,501	2)	$(12,500)	$394,579
Accrued interest payable	140,360	—		—	140,360
Convertible promissory notes	1,300,000	—		—	1,300,000
Shareholder loans	110,000	29,944	3)	(29,944)	110,000

TOTAL CURRENT LIABILITIES	1,940,938	46,445		(42,444)	1,944,939

STOCKHOLDERS’ (DEFICIT) EQUITY
Common stock payable	7,013	—	3)	29,944	36,957
Common stock	980,148	153,200	4)	95,550	1,228,898
Accumulated deficit	(2,832,065)	(190,414)		190,414	(2,832,065)

TOTAL STOCKHOLDERS’ (DEFICIT) EQUITY	(1,844,904)	(37,214)		315,908	(1,566,210)

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$96,034	$9,231		$273,464	$378,729

1)	As of the merger date, these assets were insignificant and the inventory is not related to the business of iTrackr.

2)	$12,500 relates to auditor fees being assumed by Stella Gostfrand pursuant to the Merger Agreement.

3)	$29,944 of Must Haves, Inc. shareholder loans are to be converted into 59,888 shares of restricted common stock.

4)	Reverse merger requirement to treat Must Haves, Inc. as the purchased company requires the recognition of the issuance of 1,243,750 shares of already outstanding shares of Must Haves, Inc. as newly issued, which was valued at $0.20 per share, or $249,350 and is adjusted down by $153,200 which represents Must Haves historical common stock balance.

iTrackr, Inc.

Unaudited Pro Forma Statements of Operations

For the Year ended December 31, 2008 and the Nine Months Ended September 30, 2009

	Nine Months Ended September 30, 2009				Year Ended December 31, 2008
	iTrackr, Inc. Actual	Must Haves, Inc. Actual	Pro Forma		iTrackr, Inc. Actual	Must Haves, Inc. Actual	Pro Forma
REVENUES
Sales	$1,667	$130	$1,797		$4,419	$3,757	$8,176
Cost of revenue	—	—	—		—	1,018	1,018

Gross profit	1,667	130	1,797		4,419	2,739	7,158

OPERATING EXPENSES	450,779	6,572	457,351		1,274,718	51,765	1,326,483

Income (loss) from operations	(449,112)	(6,442)	(455,554)		(1,270,299)	(49,026)	(1,319,325)

OTHER INCOME AND EXPENSES
Interest expense	(76,941)	(1,220)	(78,161)		(58,574)	(2,335)	(60,909)
Other expense	(138,000)	—	(138,000)		—	—	—

Total other income and expenses	(214,941)	(1,220)	(216,161)		(58,574)	(2,335)	(60,909)

NET INCOME (LOSS)	$(664,053)	$(7,662)	$(671,715)		$(1,328,873)	$(51,361)	$(1,380,234)

Weighted average shares outstanding
Basic and diluted	14,004,438		14,004,438		13,934,023		13,934,023
Shares to be issued for acquisition		1,243,750	1,243,750	1)		1,183,707	1,183,707

Total Weighted average common shares outstanding			15,248,188				15,117,730

Net (loss) per common share (basic and diluted)			$(0.04)				$(0.09)

The average shares listed below were not included in the computation of diluted losses per share because to do so would have been antidilutive for the periods presented:

Warrants	1,050,000	—	1,050,000		741,233	—	741,233
Stock options	5,980,926	—	5,980,926		6,271,667	—	6,271,667
Convertible promissory notes	2,706,939	—	2,706,939		1,305,843	—	1,305,843

Total	9,737,865	—	9,737,865		8,318,743	—	8,318,743

1)	Represents 4,975,000 shares issued and outstanding as of September 30, 2009 adjusted for a 4:1 reverse split on October 26, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUST HAVES, INC.

By:	/S/ STELLA GOSTFRAND
Name:	Stella Gostfrand
Title:	President

Dated: January 19, 2010

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and between Must Haves, Inc., iTrackr Acquisition, Inc. and iTrackr, Inc. (incorporated by reference to our Form 8-K dated December 16, 2009)

10.1	John Rizzo Employment Agreement dated January 3, 2010

10.3	Ramesh Anand Interim CEO Agreement dated January 3, 2010

10.7	iTrackr Stock Option Plan

23.1	Consent of Independent Registered Public Accounting Firm